Exhibit 2.1

















                            STOCK PURCHASE AGREEMENT

                                   DATED AS OF


                                October 15, 1999

                                      AMONG

                                  ENTRADE INC.

                        PUBLIC LIQUIDATION SYSTEMS, INC.

                          ASSET LIQUIDATION GROUP, INC.

                                       AND

                              CERTAIN STOCKHOLDERS

                                TABLE OF CONTENTS
                                                                        Page No.

SECTION 1  THE EXCHANGE.......................................................1
         Terms of the Exchange................................................1
         Consideration for the Shares.........................................1
         Adjustment to the Term Notes.........................................2
         Payment of the Acquisition Price.....................................2
         S Period Distributions; Post-Closing Adjustment......................2

SECTION 2. THE CLOSING........................................................4

SECTION 3  REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE STOCKHOLDERS....4
         Share Ownership......................................................4
         Authority............................................................4
         No Violation, Etc....................................................5
         No Other Agreements to Sell Shares...................................5
         Investment Representations...........................................5
         Litigation...........................................................5

SECTION 4  REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE
        ACQUIRED CORPORATIONS.................................................5
         No Other Agreements to Sell Assets or Business.......................5
         Authority............................................................6
         Consents, No Conflicts, Etc..........................................6
         Organization, Good Standing and Capitalization of the
           Acquired Corporations..............................................6
         Organizational Documents and By-laws.................................7
         Financial Statements.................................................7
         Absence of Undisclosed Liabilities and Obligations...................7
         Absence of Certain Changes or Events.................................7
         Tax Matters..........................................................9
         Accounts Receivable.................................................10
         Inventories.........................................................10
         Lists of Properties, Contracts and Personnel Data...................10
                  Qualification..............................................10
                  Real Property..............................................10
                  Intellectual Properties....................................11
                  Personal Property..........................................11
                  Insurance..................................................11
                  Other Material Contracts...................................11
                  Labor Agreements...........................................11
                  Employee Benefits..........................................11
                  Compensation...............................................12
                  Powers of Attorney.........................................12




                                      (i)

                  Equity Investments.........................................12
                  Indebtedness...............................................12
                  Bank Accounts..............................................12
                  Licenses and Permits.......................................12
                  Purchase Orders; Backlog; Capital Commitments..............12
         Copies of Documents.................................................12
         Tangible Properties.................................................13
         Environmental Matters...............................................13
         Intellectual Properties.............................................14
         Insurance...........................................................15
         Labor Matters.......................................................15
         ERISA...............................................................15
         Litigation..........................................................15
         Compliance with Laws; Permits.......................................16
         No Brokers..........................................................16
         Illegal Payments....................................................16
         Transactions with Certain Persons...................................16
         Minute Books and Stock Transfer Books...............................16
         Disclosure..........................................................17

SECTION 5  REPRESENTATIONS AND WARRANTIES OF ENTRADE.........................17
         Authority...........................................................17
         Consents, No Conflicts, Etc.........................................17
         Organization, Good Standing and Capitalization of Entrade and each of its Subsidiaries.................................................17
         Organizational Documents and By-laws................................18
         SEC Documents.......................................................18
         Absence of Undisclosed Liabilities and Obligations..................19
         Absence of Certain Changes or Events................................19
         Tax Matters.........................................................21
         Accounts Receivable.................................................21
         Inventories.........................................................21
         Lists of Properties, Contracts and Personnel Data...................22
                  Qualification..............................................22
                  Real Property..............................................22
                  Intellectual Properties....................................22
                  Personal Property..........................................22
                  Insurance..................................................22
                  Other Material Contracts...................................22
                  Labor Agreements...........................................23
                  Employee Benefits..........................................23
                  Compensation...............................................23
                  Powers of Attorney.........................................23
                  Equity Investments.........................................23
                  Indebtedness...............................................23




                                      (ii)

                  Bank Accounts..............................................23
                  Licenses and Permits.......................................23
                  Purchase Orders; Backlog; Capital Commitments..............23
         Copies of Documents.................................................23
         Tangible Properties.................................................24
         Environmental Matters...............................................25
         Intellectual Properties.............................................25
         Insurance...........................................................26
         Labor Matters.......................................................26
         ERISA...............................................................26
         Litigation..........................................................26
         Compliance with Laws; Permits.......................................26
         No Brokers..........................................................27
         Illegal Payments....................................................27
         Transactions with Certain Persons...................................27
         Minute Books and Stock Transfer Books...............................27
         Disclosure..........................................................28

SECTION 6  CERTAIN COVENANTS AND AGREEMENTS..................................28
         No Negotiation......................................................28
         Nondisclosure.......................................................28
         Operations in Usual Manner..........................................28
         Agreements with Key Employees.......................................30
         Further Assurances..................................................30

SECTION 7  CONDITIONS TO OBLIGATIONS OF ENTRADE..............................30
         Stockholders' and Acquired Corporations' Performance................31
         Representations and Warranties Correct..............................31
         Stock Certificates..................................................31
         United States Marshals Service Dispute..............................31
         Release of Corporate Guaranty.......................................31
         City of Industry Lease..............................................31
         Opinion of Counsel to the Stockholders and the
           Acquired Corporations.............................................31
         Approvals and Consents..............................................32
         Resignations........................................................32
         Financial Condition.................................................32
         Proceedings and Documents...........................................32
         Other Closing Documents.............................................32
         Schlossmann Employment Agreement....................................32
         Non-Compete Agreements..............................................32
         Registration Rights Agreement.......................................32

SECTION 8  CONDITIONS TO OBLIGATIONS OF THE STOCKHOLDERS AND THE
         ACQUIRED CORPORATIONS...............................................33
         Entrade's Performance...............................................33



                                     (iii)

         Registration Rights Agreement.......................................33
         Representations and Warranties Correct..............................33
         Approvals and Consents..............................................33
         Financial Condition.................................................33
         Proceedings and Documents...........................................34
         Other Closing Documents.............................................34

SECTION 9  OBLIGATIONS OF PARTIES AFTER CLOSING..............................34
         Directorship........................................................34
         Entrade Stock Options...............................................34
         Survival of Representations and Warranties..........................34
         Stockholders' Agreements to Indemnify...............................35
         Entrade's Agreement to Indemnify....................................35
         Limitations on Liability of Stockholders............................35
         Limitations on Liability of Entrade.................................36
         Personal Guaranty of Trust Obligations..............................36
         Claims for Indemnification..........................................36

SECTION 10 TERMINATION; EXPENSES.............................................37
         Termination.........................................................37
         Expenses............................................................38

SECTION 11 WAIVER............................................................38

SECTION 12 NOTICES, ETC......................................................38

SECTION 13 ENTIRE AGREEMENT; AMENDMENT.......................................39

SECTION 14 GENERAL...........................................................39

SECTION 15 DEFINED TERMS.....................................................40













                                      (iv)

         EXHIBITS

Exhibit  l(a)       -    Schedule of Stockholders
Exhibit  1(b)(iii)  -    Form of Short Term Note
Exhibit  1(b)(iv)   -    Form of Term Note
Exhibit  3(b)       -    Other Stockholder Documents
Exhibit  4(b)       -    Other Nationwide Documents
Exhibit  5(a)       -    Other Entrade Documents
Exhibit  6(d)(i)    -    Form of Schlossmann Employment Agreement
Exhibit  6(d)(ii)   -    Form of Employment Agreement
Exhibi   7(d)       -    Form of USMS Indemnification
Exhibit  7(f)       -    Form of Lease Amendment
Exhibit  7(g)       -    Form of Opinion of Parker, Milliken, Clark,
                         O'Hara & Samuelian
Exhibit  7(n)       -    Form of Non-Compete Agreement
Exhibit  7(o)       -    Form of Registration Rights Agreement
Exhibit  7(p)(i)    -    Form of JDK Agreement
Exhibit  7(p)(ii)   -    Form of Haidl Indemnification re: JDK
Exhibit  8(h)       -    Form of Opinion of Duane, Morris & Heckscher LLP
Exhibit  9(b)       -    Form of Stock Option Agreement





























                                      (V)

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT dated as of October 15, 1999, by and among ENTRADE INC., a Pennsylvania corporation ("Entrade"), DON HAIDL ("Haidl") and COREY P. SCHLOSSMANN ("Schlossmann"), individuals (together, the "Individual Stockholders"), PEGGY HAIDL as trustee of the CAPITAL DIRECT 1999 TRUST (the "Haidl Trust") and as trustee of the CORE CAPITAL IV TRUST (the "Schlossmann Trust"), both California trusts (together, the "Trusts") (each of the Individual Stockholders and the Trusts being sometimes referred to herein as a "Stockholder" and, together, the "Stockholders"), and PUBLIC LIQUIDATION SYSTEMS, INC. ("PLS") and ASSET LIQUIDATION GROUP, INC. ("ALG"), both Nevada corporations doing business as Nationwide Auction Systems (each sometimes referred to herein as an "Acquired Corporation" and, together, as the "Acquired Corporations" or "Nationwide").

                                R E C I T A L S:

         WHEREAS, each Stockholder owns that number of shares of the Common Stock of each of the Acquired Corporations set forth opposite such Stockholder's name on Exhibit l(a) hereto, and the Stockholders own, in the aggregate, all of the issued and outstanding shares of capital stock of the Acquired Corporations (the "Shares"); and

         WHEREAS, Entrade desires to acquire all of the Shares from the Stockholders, in exchange for the consideration and on the terms and subject to the conditions set forth in this Agreement, and the Stockholders desire to effect such exchange.

         NOW, THEREFORE, in consideration of the mutual covenants and premises and the representations, warranties and conditions contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

         SECTION 1.        THE EXCHANGE.

                  (a) Terms of the Exchange. In reliance on the representations, warranties and covenants contained herein and subject to the terms and conditions hereof, on the Closing Date (as hereinafter defined), each Stockholder shall transfer, convey and deliver to Entrade, and Entrade shall acquire from each Stockholder, that number of Shares of the Acquired Corporations set forth opposite such Stockholder's name on Exhibit l(a) hereto.

                  (b) Consideration for the Shares. In consideration for the acquisition of the Shares, Entrade shall (i) issue to the Stockholders an aggregate of One Million Five Hundred Seventy Thousand (1,570,000) fully paid and non-assessable shares of Entrade's Common Stock ("Entrade's Stock"), (ii) pay to the Stockholders an aggregate of Six Million Dollars ($6,000,000.00) in cash, (iii) issue to the Stockholders its unsecured, 30-day promissory notes in the aggregate principal amount of Four Million Eight Hundred Thousand Dollars ($4,800,000.00) (the "Short Term Notes"), which Short Term Notes shall bear interest, be convertible into shares of Entrade's Stock, and otherwise be payable upon the terms and conditions set forth in the form of note attached hereto as Exhibit 1(b)(iii) and (iv) issue to the Stockholders its unsecured 2-year promissory notes in the aggregate principal amount of Fourteen Million Dollars ($14,000,000.00) (subject to adjustment as hereinafter provided) (the "Term Notes," and together with the Short Term Notes, the "Notes"), which Term

Notes shall bear interest and be payable upon the terms and conditions set forth in the form of note attached hereto as Exhibit 1(b)(iv) (the aforesaid shares of Entrade's Stock, cash payment and Notes are hereinafter referred to collectively as the "Acquisition Price").

                  (c)  Adjustment  to  the  Term  Notes.   Notwithstanding   the
foregoing provisions of Section 1(b), if the average closing sale price of Entrade's Stock during the five trading days immediately prior to the Closing Date (the "Average Price") is less than Ten Dollars ($10.00) per share, then the aggregate principal amount of the Term Notes shall be increased by an amount determined by (i) subtracting the Average Price from $10.00 and (ii) multiplying the remainder by 1,570,000.

                  (d) Payment of the Acquisition Price. On the Closing Date, the shares of Entrade's Stock, the Notes, and the cash portion of the Acquisition Price shall be issued in the names of and/or delivered to the Stockholders, allocated among them as set forth on Exhibit l(a) hereto, against receipt by Entrade from the Stockholders of certificates for the Shares together with duly endorsed stock powers in accordance with Section 7(c) hereof.

                  (e) S Period Distributions; Post-Closing Adjustment. The Stockholders shall be entitled to a distribution of all of the cumulative, combined net profits of each of the Acquired Corporations accrued during the period (the "S Period") from January 1, 1999 through September 30, 1999 and shall be liable to the Acquired Corporations for all amounts distributed to them in excess of the cumulative, combined net profits of the Acquired Corporations or all of the cumulative, combined net losses of the Acquired Corporations, as the case may be, in each case during the S Period, as determined in accordance with the following procedures:

                           (i) As promptly as practicable  following the Closing
Date,  but  in no  event  later  than  thirty  (30)  calendar  days  thereafter,
Nationwide shall prepare and deliver to Entrade an unaudited combined income statement and an unaudited combined statement of cash flow of the Acquired Corporations for the period January 1, 1999, through September 30, 1999 (the "Closing Date Financial Statements") prepared in accordance with generally accepted accounting principles applied in a manner consistent with their application to the financial statements referenced in Section 4(f) hereof (the "Prior Financial Statements") and calculations, based on the Closing Date Financial Statements and the Prior Financial Statements, of the cumulative, combined net profit or cumulative, combined net loss of the Acquired Corporations and all amounts distributed by the Acquired Corporations to the Stockholders during the S Period (the "S Period Calculations"). Promptly following its receipt thereof, Entrade shall submit the Nationwide prepared Closing Date Financial Statements and S Period Calculations to its auditors for their review. After Entrade's auditors have made such revisions therein as they and Entrade deem appropriate, but in no event later than fifteen (15) days following the end of the aforesaid 30-day period, Entrade shall deliver the final Closing Date Financial Statements and S Period Calculations to the Stockholders. During the course of the preparation of the Closing Date Financial Statements and the S Period Calculations and for thirty (30) calendar days after the delivery thereof, Entrade shall afford each of the Stockholders, their accountants and other representatives access to the books and records of the Acquired Corporations during normal business hours and upon reasonable prior notice and otherwise reasonably cooperate with the Stockholders, their accountants and other representatives in connection with their evaluation of the Closing Date Financial Statements and the S Period Calculations.

                           (ii)  Not  later  than  thirty  (30)   calendar  days
following the delivery of the Closing Date Financial Statements and the S Period Calculations by Entrade to the Stockholders, if the Stockholders do not dispute the Closing Date Financial Statements or S Period Calculations, (A) if the S Period Calculations reflect a cumulative combined net profit of the Acquired Corporations during the S Period greater than the amount of the distributions to the Stockholders during the S Period, Entrade shall cause the Acquired
Corporations to pay to the Stockholders the amount of such excess; and, likewise, (B) if the S Period Calculations reflect an amount of distributions to the Stockholders during the S Period greater than the cumulative, combined net profit of the Acquired Corporations during the S Period or if the S Period Calculations reflect a cumulative combined net loss for the Acquired Corporations during the S Period, the Stockholders shall pay to the Acquired Corporations the amount of such excess or the amount of such loss, as the case may be. For the purposes of this Section 1(e) and the foregoing calculations (A) all amounts paid or payable by the Acquired Corporations with respect to expenses incurred by the Stockholders or the Acquired Corporations in connection with the negotiation, execution and delivery of this Agreement, the other
Nationwide Documents, the Other Stockholder Documents and the Other Entrade Documents and the consummation of the transactions contemplated hereby and thereby, including without limitation the fees of Parker, Milliken, Clark, O'Hara & Samuelian related thereto, shall be deemed expenses of the Acquired Corporations during the S Period, regardless of whether such expenses were paid or payable prior to or after the Closing Date, it being the intent of the parties that all such expenses shall be borne by the Stockholders, and (B) distributions made to the Stockholders during the S Period that were attributable to undistributed net profits for fiscal year 1998 shall not be deemed S Period distributions. The Stockholders jointly and severally represent and warrant to Entrade that they have, through distributions made prior to the date of this Agreement, collectively received all distributable net profit of the Acquired Corporations for all periods prior to January 1, 1999.

                           (iii)  If  the  Stockholders  dispute  the  S  Period
Calculations, they shall so notify Entrade not later than thirty (30) calendar days following the delivery of the Closing Date Financial Statements and the S Period Calculations. If Entrade and the Stockholders are unable to reach agreement with respect to the S Period Calculations within ten (10) calendar days following the delivery of such notice, either Entrade or the Stockholders may refer such disagreement to the Independent Public Accountant (as such term is hereinafter defined) whose determination shall be final, conclusive and binding upon all parties. Entrade shall provide to the Stockholders access to all information and personnel relevant to the calculation in dispute. The disagreement between Entrade and the Stockholders shall be referred to the Independent Public Accountant only upon a written request therefor (by Entrade or the Stockholders) given to the Independent Public Accountant and to the other party. Such written request shall set forth in reasonable detail the nature of the disagreement between the parties thereto. In the event of any such reference, the parties hereto shall not be bound by or restricted to the claims theretofore made or positions theretofore asserted; and Entrade and the Stockholders shall each be free to assert such claims, take such positions and submit to the Independent Public Accountant such additional documentary or other evidence as such parties or party may desire (subject only to such rules of procedure and determinations of materiality and relevance as the Independent Public Accountant may make). The fees and expenses charged by the

Independent Public Accountant for such services shall be paid half by Entrade and half by the Stockholders. Within ten (10) calendar days following the receipt of notice of the final S Period Calculations made by the Independent Public Accountant in accordance with this Section, Entrade shall pay to the Stockholders, or the Stockholders shall pay to Entrade, as the case may be, the amount calculated in accordance therewith.

                           (iv) The Independent  Public  Accountant  shall be an
independent certified public accounting firm nominated by the party making the referral of the disagreement at the time of such referral; provided that, if the other party reasonably rejects such nomination and nominates a second independent certified public accounting firm within two business days after such nomination, the Independent Public Accountant shall be the independent certified public accounting firm nominated by the other party, provided that, if the referring party reasonably rejects such second independent certified public accounting firm within two business days following such nomination, the Independent Public Accountant shall be such independent certified public accounting firm as shall be selected jointly by the first and second independent certified public accounting firms nominated as provided above.

         SECTION 2.        THE CLOSING.

                  The closing of the acquisition and conveyance of the Shares (the "Closing") shall take place on or before October 15, 1999, at such time and place as the parties may agree.

         SECTION 3. REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE STOCKHOLDERS.

                  Each Stockholder hereby severally represents and warrants to Entrade with respect to himself or itself, Haidl hereby represents and warrants to Entrade with respect to the Haidl Trust, and Schlossmann hereby represents and warrants to Entrade with respect to the Schlossmann Trust, as follows:

                  (a) Share Ownership. The number of Shares set forth opposite such Stockholder's name on Exhibit l(a) hereto constitutes all shares of the Acquired Corporations' Common Stock owned by such Stockholder, and such Stockholder is the beneficial and record owner of such Shares, free and clear of any claim, lien, pledge, option, charge, encumbrance, security interest, or other right of any third party (collectively an "Encumbrance") of any nature whatsoever.

                  (b) Authority. Such Stockholder has full power and authority to enter into this Agreement, to execute and deliver all the other agreements, documents and/or instruments set forth on Exhibit 3(b) and contemplated to be executed by such Stockholder in connection with this Agreement (the "Other Stockholder Documents") and to sell such Stockholder's Shares in accordance with the terms hereof in a manner necessary to convey to Entrade good and marketable title to such Shares, free and clear of any Encumbrance of any nature whatsoever and without requiring the consent of any third party, including, without limitation, any governmental agency or authority. This Agreement and all Other Stockholder Documents have been duly executed and delivered by such Stockholder and constitute the legal, valid and binding obligations of such Stockholder, enforceable against such Stockholder in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting or relating to the enforcement of creditors rights generally and the availability of equitable remedies, including specific performance. With respect to the Trusts, the transactions contemplated herein and in the Other Stockholder Documents have been duly approved by all necessary action of their respective trustees, in accordance with the provisions of their respective trust instruments and applicable law.

                  (c) No Violation, Etc. Neither such Stockholder's execution and delivery of this Agreement or any of the Other Stockholder Documents, the consummation of the transactions contemplated herein or therein, nor compliance by such Stockholder with any of the provisions hereof or thereof will: (i) result in the creation of any Encumbrance upon such Stockholder's Shares under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, agreement, or any other instrument or obligation to which such Stockholder is a party or by which such Stockholder or such Stockholder's Shares may be bound or affected, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Stockholder or such Stockholder's Shares or (iii), with respect to the Trusts, violate or conflict with any provision of their respective trust instruments.

                  (d) No Other Agreements to Sell Shares. Such Stockholder has no understanding with or obligation, absolute or contingent, to any other person or firm to sell or otherwise dispose of such Stockholder's Shares, to effect any merger, consolidation or other reorganization of either of the Acquired Corporations or to enter into any agreement with respect thereto, except as set forth in Section 4(v) of the Nationwide Disclosure Letter (as hereinafter defined).

                  (e) Investment Representations. Such Stockholder is acquiring his shares of Entrade's Stock for his own account, for investment and not with a view to the sale, transfer, disposition or distribution thereof, except as set forth in Section 4(v) of the Nationwide Disclosure Letter. Such Stockholder understands that such shares of Entrade's Stock have not been registered under the securities laws of the United States of America or any state or other political subdivision thereof, and that such shares must be held indefinitely unless a subsequent disposition thereof is registered under the United States and other applicable securities laws or is exempt from registration.

                  (f) Litigation. There is no litigation, proceeding or arbitral action pending or, so far as is known to such Stockholder, threatened against such Stockholder relating to such Stockholder's ownership or proposed sale of the Shares.

         SECTION 4. REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE ACQUIRED CORPORATIONS.

                  Except as set forth in the disclosure letter delivered to Entrade at or prior to the execution hereof (the "Nationwide Disclosure Letter"), the Acquired Corporations, Don Haidl and the Haidl Trust jointly and severally represent and warrant to Entrade as follows:

                  (a) No Other Agreements to Sell Assets or Business. Neither of the Acquired Corporations has any understanding with or obligation, absolute or contingent, to any other person or firm to sell any of its assets (other than sales of products in the ordinary course of business), to issue any capital stock or any security convertible into or exchangeable for capital stock, or to effect any merger, consolidation or other reorganization or to enter into any agreement with respect thereto.

                  (b) Authority. This Agreement and all other agreements, documents and instruments set forth on Exhibit 4(b) and contemplated to be executed by the Acquired Corporations in connection with this Agreement (the "Other Nationwide Documents") and the transactions contemplated herein and therein have been duly approved by all necessary corporate action on the part of each of the Acquired Corporations. This Agreement and the Other Nationwide Documents have been duly executed and delivered by the Acquired Corporations and constitute the legal, valid and binding agreements of the Acquired Corporations, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting or relating to the enforcement of creditors' rights generally and the availability of equitable remedies, including specific performance.

                  (c) Consents, No Conflicts, Etc. Neither the execution and delivery of this Agreement or the Other Nationwide Documents, the consummation of the transactions contemplated herein or therein, nor compliance by the Acquired Corporations with any of the provisions hereof or thereof will: (i) violate or conflict with the articles of incorporation, by-laws or other organizational documents of either of the Acquired Corporations, (ii) violate, conflict with, result in a breach of, constitute a default (or an event which with the giving of notice or lapse of time or both would constitute a default) under, or result in the acceleration of payment or performance under, or termination of, any note, bond, mortgage, indenture, deed of trust, license, agreement, or any other instrument or obligation to which either of the Acquired Corporations is a party, or by which either of the Acquired Corporations or any of their respective assets or properties may be bound or affected, (iii) result in the creation of any Encumbrance upon any of the Shares or any of the assets or properties of the Acquired Corporations, (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Acquired Corporations or any of their respective assets or properties or (v) require the consent, approval, permission or other authorization of or qualification or filing by or with any court, arbitrator or governmental, administrative or self-regulatory authority, except for any Approvals set forth in the Nationwide Disclosure Letter.

                  (d) Organization, Good Standing and Capitalization of the Acquired Corporations. Each of the Acquired Corporations is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Each of the Acquired Corporations has all requisite corporate power to carry on its respective business as it is now being conducted and is duly qualified to do business as a foreign corporation in each jurisdiction where the failure to be qualified would have a material adverse effect on it. PLS's authorized capital consists exclusively of 2500 shares of Common Stock, of which 100 shares are issued and outstanding. ALG's authorized capital consists exclusively of 2500 shares of Common Stock, of which 2500 shares are issued and outstanding. All of the issued and outstanding shares of Common Stock of the Acquired Corporations are owned by the Stockholders in the respective amounts shown on Exhibit l(a) hereto. All of the outstanding shares of capital stock of the Acquired Corporations have been duly authorized and are validly issued, fully paid and nonassessable. There are no existing options, warrants, calls or commitments of any character whatsoever, or agreements to grant the same, relating to either of the Acquired Corporations' capital stock, and neither of the Acquired Corporations has any outstanding securities convertible into or exchangeable or exercisable for any shares of its capital stock or any options, warrants, calls or commitments of any character whatsoever with respect to the issuance of such convertible securities. Neither of the Acquired Corporations holds any capital stock, options, warrants, calls or other equity interests or any convertible securities in any other enterprise.

                  (e) Organizational Documents and By-laws. Each of the Acquired Corporations has delivered to Entrade true, correct and complete copies of: (i) the Acquired Corporation's certificate of incorporation and other organizational documents and (ii) the Acquired Corporation's by-laws, both certified as of a recent date by the Acquired Corporation's Secretary.

                  (f) Financial Statements. The Acquired Corporations have delivered to Entrade true and complete copies of (i) the unaudited consolidated balance sheets of the Acquired Corporations as of September 30, 1992 to September 30, 1994 and related consolidated income statements for the fiscal years then ended, (ii) the audited combined balance sheets of the Acquired Corporations as of September 30, 1995 and as of December 31, 1995, 1996, 1997 and 1998 and related combined statements of earnings and retained earnings and cash flows for the years then ended, accompanied by the unqualified audit report of the Acquired Corporations' independent certified public accountants, which for the years 1996 through 1998 was KPMG Peat Marwick LLP, and (iii) the unaudited combined balance sheet of the Acquired Corporations as of June 30, 1999 and the related combined statements of earnings and retained earnings and cash flows for the 6 month period then ended. The foregoing financial statements have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP") throughout the periods indicated, and fairly present the combined financial condition, results of operations, assets, liabilities, changes in stockholders' equity and cash flow of the Acquired Corporations as of the dates and for the periods indicated (subject, in the case of unaudited statements, to normal year-end audit adjustments that would not be material in amount or effect). The audited combined balance sheet of the Acquired Corporations as of December 31, 1998 is referred to herein as the "Nationwide Balance Sheet."

                  (g) Absence of Undisclosed Liabilities and Obligations. Neither of the Acquired Corporations has any liabilities or obligations of any nature (whether known or unknown and whether accrued, absolute, contingent or otherwise) except for liabilities or obligations reflected or reserved against in the Nationwide Balance Sheet as of December 31, 1998 (the "Nationwide Balance Sheet Date") and current liabilities incurred in the ordinary course of business since the Nationwide Balance Sheet Date.

                  (h) Absence of Certain Changes or Events. Since the Nationwide Balance Sheet Date there has not been any:

                           (i) change in the condition  (business,  financial or
otherwise), assets, liabilities, earnings or business of the Acquired Corporations, except for changes which have occurred in the ordinary course of business and which have not, individually or in the aggregate, been materially adverse to the Acquired Corporations taken as a whole;

                           (ii) (A)  change in the  number of shares of  capital
stock of the Acquired Corporations issued and outstanding, (B) declaration, setting aside, or payment of any dividend or other distribution (whether in cash, securities, property or otherwise) in respect of the Acquired Corporations' capital stock, or (C) payment to any Stockholder or any Affiliate (as defined in Section 15 hereof) of any Stockholder (whether in cash, securities, property or otherwise) in respect of any service fee, management fee or similar overhead charge;

                           (iii) (A) increase in the compensation  payable or to
become payable by either of the Acquired Corporations to any of its officers, directors, employees, independent contractors or agents (collectively "Nationwide's Personnel"), other than increases in employee compensation given in the ordinary course of business, or increases in compensation to management that do no exceed, annualized with respect to any one individual, $20,000, (B) any bonus, incentive compensation, service award or other like benefit, granted, made or accrued, contingently or otherwise, to or for the credit of any Nationwide's Personnel, or (C) any employee welfare, pension, retirement, profit-sharing or similar payment or arrangement made or agreed to by the Acquired Corporations except pursuant to the existing plans and arrangements described in the Nationwide Disclosure Letter;

                           (iv)  significant  labor  trouble,  controversies  or
unsettled grievances between either of the Acquired Corporations and any Nationwide's Personnel or any collective bargaining organization representing or seeking to represent Nationwide's Personnel;

                           (v)  addition  to or  modification  of  the  employee
benefit plans, arrangements or practices described in the Nationwide Disclosure Letter, other than (A) accruals or contributions made in accordance with the normal practices of the Acquired Corporations or (B) the extension of coverage to other Nationwide's Personnel who became eligible after the Nationwide Balance Sheet Date;

                           (vi)   mortgage,   pledge   or   subjection   to  any
Encumbrance of any of the Acquired Corporations' assets except (A) the lien of current real and personal property taxes incurred but not yet due and payable or
(B) liens or obligations arising in the ordinary course of business securing obligations not yet due and payable;

                           (vii) sale,  assignment  or transfer of any assets of
the Acquired Corporations
material, individually or in the aggregate, to their businesses as presently conducted (hereinafter, "Nationwide Business"), other than sales of inventory in the ordinary course of business;

                           (viii) waiver of any rights which,  in the aggregate,
were of substantial value
to the Nationwide Business, whether or not in the ordinary course of business;

                           (ix) any  cancellation or termination,  or any threat
thereof, of any contract or other agreement material to the Nationwide Business, it being understood and agreed that a Nationwide consignment agreement will be considered "material" for purposes of this sub-section only if it involves annual gross auction proceeds in excess of $100,000;

                           (x) liability  incurred by the Acquired  Corporations
except immaterial liabilities incurred in the ordinary course of business consistent in both kind and amount with past practices of the Acquired Corporations;

                           (xi) any capital  expenditure or the execution of any
capital leases with respect to any aspect of the business of the Acquired Corporations, or any incurring of liability therefor, involving payments in excess of $75,000 individually or in the aggregate;

                           (xii)   borrowing   of  any  money  by  the  Acquired
Corporations or guaranteeing of any indebtedness of others;

                           (xiii) lending of any money or otherwise pledging the
credit of the Acquired Corporations;

                           (xiv) failure to pay any material current obligations
of the Acquired Corporations when due and payable in accordance with the respective terms of such obligations;

                           (xv)   agreement  or   undertaking  by  the  Acquired
Corporations to do any of the foregoing; or

                           (xvi) other event or condition of any character which
individually or in the aggregate has materially adversely affected, or any event or condition known to the Stockholders which it is reasonable to expect will, individually or in the aggregate, materially adversely affect in the future, the condition (business, financial or otherwise), assets, liabilities, earnings, liquidity, prospects or business of the Acquired Corporations.

                  (i) Tax Matters. The Acquired Corporations have duly filed all tax reports and returns required to be filed by them, including all United States, state, local and foreign tax returns and reports. All tax returns and reports of the Acquired Corporations filed prior to the date hereof are accurate and complete in all material respects and were prepared in conformity with all applicable laws and regulations. The Acquired Corporations have: (i) paid in full all Taxes (as hereinafter defined) shown to be due on such returns and reports or any assessment, deficiency notice, 30-day letter or similar notice received by them and (ii) made adequate provision (by the establishment of reserves or otherwise) for all Taxes relating to or arising in connection with any period ending on or before the date hereof. Each of the Acquired Corporations has delivered to Entrade true and complete copies of all tax returns and reports of the Acquired Corporations for the taxable years ended September 30, 1995 through December 31, 1998, together with true and complete copies of all reports, if any, of taxing authorities relating to the examination of such returns and reports. All Taxes which the Acquired Corporations have been required to collect or withhold have been duly collected or withheld and, to the extent required, have been duly paid to the proper taxing authority. Neither of the Acquired Corporations is a party to any pending action or proceeding by any governmental authority for the assessment of any Tax, and no claim for assessment or collection of any Tax has been asserted against the Acquired Corporations that has not been paid. There are no material Tax liens upon any property or assets of the Acquired Corporations. The results of any examinations for all taxable periods to and including December 31, 1998 are properly reflected in the Acquired

Corporations' combined financial statements, and all deficiencies proposed or assessed as a result of such examinations have been paid and settled. There are no outstanding agreements or waivers extending any statutory period of limitations applicable to any federal income tax return or other material tax return of the Acquired Corporations for any period. For the purposes of this Agreement, any United States, state, local, foreign, income, sales, use, transfer, payroll, personal property, occupancy or other tax, levy, impost, fee, imposition or similar charge, together with any related addition to tax, interest or penalty thereon, is referred to as a "Tax."

                  (j) Accounts Receivable. Except as set forth in the Nationwide Disclosure Letter, the accounts receivable reflected on the Nationwide Balance Sheet, and those thereafter acquired by the Acquired Corporations, represent bona fide receivables arising in the ordinary course of the Acquired Corporations' businesses, are recorded in accordance with GAAP on the Acquired Corporations' books and records and have been collected or are collectible at the aggregate gross recorded amounts thereof less, in the case of accounts receivable reflected on the Nationwide Balance Sheet, the allowance for doubtful accounts set forth therein, and in the case of accounts receivable thereafter acquired by them, an allowance for doubtful accounts established in accordance with prior consistent practices of the Acquired Corporations. The Nationwide Disclosure Letter also contains an aging schedule showing all accounts receivable of the Acquired Corporations that are more than 30 days past due.

                  (k) Inventories. Except as set forth in the Nationwide Disclosure Letter, the inventories reflected on the Nationwide Balance Sheet, and those thereafter acquired by the Acquired Corporations, consist of items of a quality and quantity usable or saleable in the ordinary course of the Acquired Corporations' businesses within a period of nine months at aggregate values at least equal to the aggregate values at which such items are carried on their books. The values at which such inventories are carried on the books of the Acquired Corporations reflect the normal inventory valuation policy of the Acquired Corporations, and are otherwise in accordance with GAAP and the contractual arrangements to which such inventories relate. The value of obsolete or slow-moving inventory, inventory on consignment or used for demonstration purposes and inventory of below standard quality has been written down to realizable market value in accordance with GAAP. Neither of the Acquired Corporations is under any material liability or obligation with respect to the return of inventory or merchandise in the possession of its customers or any third party. The inventories of the Acquired Corporations are consistent in kind and amount with their operations in the ordinary course of business.

                  (l) Lists of Properties, Contracts and Personnel Data. The Nationwide Disclosure Letter contains accurate lists and summary descriptions of the following (indicating, where applicable, each item separately with respect to each of the Acquired Corporations):

                           (i)  Qualification.  All  jurisdictions  in which the
Acquired Corporations are duly qualified to do business as foreign corporations;

                           (ii) Real Property. All real property owned of record
or beneficially by the Acquired Corporations and a brief description of all structures and buildings located thereon; all leases of real property to which either of the Acquired Corporations is a party (indicating in each such case, the term of the lease and the approximate number of square feet leased); all premises occupied by the Acquired Corporations under rental arrangements without leases (including in each case the amount of rent and the type of occupancy); and all contracts to which either of the Acquired Corporations is a party for the sale or purchase of real property;

                           (iii) Intellectual Properties. (A) All patents of any
description and pending applications therefor, all registrations of trademarks and of other marks, all registrations of trade names, labels or other trade rights, all registered user entries, all pending applications for any such registrations or entries, all copyright registrations and pending applications therefor, all other copyrights, trademarks and other marks, trade names and other trade rights and licenses therefor (collectively "Intellectual Properties"), all to the extent that the foregoing items are owned in whole or in part or used by the Acquired Corporations; and (B) all computer software (including without limitation, all computer programs, data bases and documentation) owned in whole or in part or used by the Acquired Corporations;

                           (iv)  Personal  Property.  All  items  of  machinery,
equipment, computer hardware, motor vehicles, office furniture, fixtures and similar personal property owned or leased by the Acquired Corporations having, in the case of any owned property, a book value in excess of $10,000, and, in the case of any leased property, annual lease payments in excess of $10,000, indicating the current depreciated book value of owned items and the terms and annual lease payments of leased items;

                           (v)  Insurance.  All  policies of  insurance in force
with respect to the Acquired Corporations, including, without restricting the generality of the foregoing, those covering properties, buildings, machinery, equipment, furniture, fixtures, operations and lives of, or performance of their duties by, Nationwide's Personnel, including the policy numbers, names and addresses of insurers, expiration dates, descriptions and amounts of coverage and annual premiums (other than those otherwise set forth in the Nationwide Disclosure Letter);

                           (vi) Other Material  Contracts.  All other  contracts
and commitments of the Acquired Corporations (A) which are not terminable by the Acquired Corporations on fewer than 30 days' notice without penalty; (B) involving payment or receipt by the Acquired Corporations of more than $75,000; or (C) materially affecting the business of the Acquired Corporations or involving delivery by the Acquired Corporations of products at less than standard prices (excluding normal trade allowances), except with respect to (A),
(B) and (C) that only those  consignment  agreements  representing the top fifty
(50) (in terms of revenue generation) consignor customers of Nationwide have been listed;

                           (vii)   Labor   Agreements.   All  labor   contracts,
employment   agreements  and  collective   bargaining   agreements  relating  to
Nationwide's Personnel;

                           (viii)     Employee     Benefits.     All    employee
profit-sharing, incentive, deferred compensation, welfare, pension, retirement, group insurance and other employee benefit plans, and agreements maintained for the benefit of Nationwide's Personnel (including all trust agreements), identifying which plans (if any) provide any present or former Nationwide's Personnel with benefits that are due or payable after termination of employment and the number of participants in each such plan;

                           (ix)  Compensation.  The  names  of all  Nationwide's
Personnel whose current aggregate annual rates of compensation including bonuses are $25,000 or more, together with a summary (containing estimates to the extent necessary) of existing bonuses, additional compensation (whether current or deferred) and other like benefits, if any, to be paid to such persons for the fiscal year ending December 31, 1999;

                           (x)  Powers of  Attorney.  The  names of all  persons
holding powers of attorney from the Acquired Corporations;

                           (xi) Equity  Investments.  All marketable  securities
and other equity investments, and all other notes or other obligations evidenced by written instruments, owned by the Acquired Corporations;

                           (xii)  Indebtedness.  All notes,  debentures,  bonds,
letters of credit and other instruments evidencing indebtedness (including capital leases, guarantees and lines of credit) of the Acquired Corporations;

                           (xiii) Bank Accounts. The name of each institution in
which the Acquired Corporations has a bank account or safe deposit box, the number of any such account or box, and the names of all persons authorized to draw thereon or to have access thereto;

                           (xiv) Licenses and Permits. All material governmental
or regulatory licenses, permits, franchises, approvals and certificates (collectively "Permits"), if any, required to conduct the business of the Acquired Corporations, as presently conducted, indicating in each such case whether it is terminable by reason of the sale of the Shares hereunder; and

                           (xv) Purchase Orders;  Backlog;  Capital Commitments.
All outstanding purchase orders and supply contracts of the Acquired Corporations in excess of $10,000 or which extend for a period of six months or longer; the sales backlog of the Acquired Corporations as of the date hereof; and all outstanding commitments of the Acquired Corporations in respect of any capital item or capital improvement in excess of $10,000.

                  (m)  Copies  of  Documents.  The  Acquired  Corporations  have
previously   delivered   or   otherwise   made   available  to  Entrade  or  its
representatives true and complete copies of:

                           (i) all leases, agreements, contracts,  undertakings,
commitments, arrangements and plans referenced in Sections 4(l)(ii), (iv), (vi),
(vii), (viii) and (xiv);

                           (ii) all  deeds or other  evidence  of title to owned
real property referenced in Section 4(l)(ii) and copies of any title insurance policies with respect thereto;

                           (iii)  all  Intellectual   Properties  referenced  in
Section 4(l)(iii);

                           (iv) all policies of insurance  referenced in Section
4(l)(v);

                           (v) all  instruments  evidencing  a power of attorney
referenced in Section 4(l)(x);

                           (vi)  all  securities,   notes,  debentures,   bonds,
letters of credit and other instruments of indebtedness referenced in Sections 4(l)(xi) and (xii); and

                           (vii) all Permits referenced in Section 4(l)(xiv).

                  (n) Tangible Properties. Except as set forth in the Nationwide Disclosure Letter, (i) each of the Acquired Corporations has good and marketable title to all of its respective properties and assets, real, personal, tangible and intangible (including those reflected in the Nationwide Balance Sheet, except as since sold or otherwise disposed of in the ordinary course of business, which sale or disposition, in any individual case or in the aggregate, has not had a materially adverse effect upon the Acquired Corporations), free and clear of all Encumbrances of any nature whatsoever, except for (A) the lien of taxes not yet due and payable, and (B) such imperfections of title and Encumbrances, if any, as do not materially detract from the value, or interfere with the present use of the properties or the Nationwide Business, or otherwise materially impair the business operations of the Acquired Corporations; (ii) each of the Acquired Corporations has valid and enforceable leases with respect to any premises leased by it as referenced in Section 4(l)(ii) hereto, has in all material respects performed all the obligations required to be performed by it to the date hereof under said leases and possesses and quietly enjoys said premises under said leases, and such premises are not subject to any Encumbrances, easements, rights of way, building or use restrictions, exceptions, reservations or limitations that in any material respect interfere with or impair the present and continued use thereof in the usual and normal conduct of the Nationwide Business; (iii) neither of the Acquired Corporations has received notice of violation of any applicable zoning regulation, ordinance or other law, order, regulation or requirement relating to the operations of, or owned or leased properties of the Acquired Corporations and the Stockholders know of no such violation; and (iv) neither of the Acquired Corporations has received notice of any pending or threatened condemnation proceedings relating to any of the owned or leased properties of the Acquired Corporations and, so far as known to the Stockholders, there are no such pending or threatened proceedings. The plants, structures, tangible properties and equipment owned, operated or leased by the Acquired Corporations which are material to the businesses of the Acquired Corporations are in sufficient operating condition and repair for operation in the ordinary course of their business, ordinary wear and tear excepted and are in conformity in all material respects with all applicable laws, ordinances, orders, regulations and other requirements (including applicable zoning, environmental, occupational safety and health laws and regulations) presently in effect or presently scheduled to take effect.

                  (o)      Environmental Matters.

                           (i)  The  Acquired  Corporations  have  obtained  all
permits, licenses and other authorizations which are required under Environmental Laws. As used in this Agreement, "Environmental Laws" consist of any and all federal, state and local laws and regulations relating to health and safety and pollution or protection of the environment, including laws and requirements relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial toxic or hazardous substances or wastes into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes. The Acquired Corporations are in material compliance with all terms and conditions of the required permits, licenses and authorizations, and are also in material compliance with all other provisions of any applicable Environmental Laws. There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigations, or proceeding pending or, to the best knowledge of the Acquired Corporations and the Stockholders, threatened against the Acquired Corporations relating to any Environmental Law.

                           (ii) To the  actual  knowledge  of the  Stockholders,
there are no Hazardous Materials present on or in the soil, land, waters (including streams, ponds, ground waters and drinking waters) and ambient air (including indoor air) at the facilities and properties of the Acquired Corporations, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfill, land deposits, dumps, or other containers, or deposited or located in land, water, sumps, or any other part of the facilities and properties of the Acquired Corporations, or incorporated into any structure therein or thereon. As used in this Agreement, "Hazardous Materials" means any waste or other substance that is listed, defined, designated or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or contaminant under or pursuant to any Environmental Law, including without limitation petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos - containing materials.

                           (iii)  There  has  been  no  release,   spill,  leak,
emitting, discharging, depositing, escaping, leaching or dumping (collectively, "Release"), or, to the knowledge of the Acquired Corporations or the Stockholders, threat of Release of any Hazardous Materials at or from the facilities and properties of the Acquired Corporations, whether intentional or unintentional.

                  (p) Intellectual Properties. The Intellectual Properties referenced in Section 4(l)(iii) and listed in the Nationwide Disclosure Letter, are all those used in the businesses of the Acquired Corporations. Other than as disclosed in the Nationwide Disclosure Letter no person has a right to receive a royalty with respect to any of the Intellectual Properties referenced in Section 4(l)(iii), and neither of the Acquired Corporations has any licenses granted by or to it or other agreements to which it is a party, relating in whole or in part to any Intellectual Properties, whether owned by the Acquired Corporations or otherwise. No other Intellectual Properties are required to permit the conduct of the Acquired Corporations' businesses as now conducted or presently proposed to be conducted without conflict with the rights of others. All of the patents, trademarks, trademark registrations, trade names and copyrights listed in the Nationwide Disclosure Letter are valid and in full force and effect. To the best of the knowledge of the Stockholders, neither of the Acquired Corporations is infringing upon, or otherwise violating, the rights of any third party with respect to any Intellectual Properties. No proceedings have been instituted against or claims received by the Acquired Corporations, nor are any proceedings threatened alleging any such violation, nor do the Stockholders know of any valid basis for any such proceeding or claim. To the Stockholders' knowledge, there is no infringement or other adverse claim against any of the Intellectual Properties owned or used by the Acquired Corporations. The computer software set forth in the Nationwide

Disclosure  Letter  are  all  those  used  in the  businesses  of  the  Acquired
Corporations, and the use of such software does not violate or otherwise infringe upon the rights of any third party.

                  (q) Insurance. All policies of insurance (or renewals thereof) set forth in the Nationwide Disclosure Letter are outstanding and duly in force on the date hereof. Such policies are in the amounts shown in the Nationwide Disclosure Letter, and insure the plants, structures and equipment of the Acquired Corporations for their replacement values against loss, theft and destruction and insure the properties and businesses of the Acquired
Corporations against such losses and risks as are required by law or any agreements to which the Acquired Corporations are a party. Except for the applicable deductible amounts under insurance policies described in the Nationwide Disclosure Letter, neither of the Acquired Corporations is liable under any such insurance agreement or other such insurance arrangement as a self-insurer of its business or assets. Neither of the Acquired Corporations has received notice from any insurer or agent of such insurer of cancellation or termination of any insurance policy or that substantial capital improvements or other expenditures will have to be made in order to continue such insurance and, so far as known to the Stockholders, no such cancellation or termination is threatened and no such improvements or expenditures are required. No claims have been made under any of the insurance policies of the Acquired Corporations since January 1, 1996 except as set forth in the Nationwide Disclosure Letter.

                  (r) Labor Matters. Neither of the Acquired Corporations has any labor contracts, collective bargaining agreements or written or oral employment agreements (other than oral agreements for employment "at will") with any of Nationwide's Personnel or any representative of Nationwide's Personnel. Except as disclosed in the Nationwide Disclosure Letter, the Acquired Corporations are in compliance in all material respects with all applicable laws respecting employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice and neither of the Acquired Corporations has experienced any work stoppage or other material labor difficulty involving its employees.

                  (s) ERISA. There are no present or former Nationwide's Personnel who are entitled to any pension benefit to be paid after termination of employment other than pursuant to pension or welfare arrangements disclosed in the Nationwide Disclosure Letter. No other benefits whatsoever are payable to any present or former Nationwide's Personnel after termination of employment. The Nationwide Disclosure Letter includes a list of each "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") that is maintained by the Acquired Corporations ("Employee Plan").

                  (t) Litigation. There is neither (i) any litigation, proceeding or arbitral action pending or threatened against (A) the Acquired Corporations or any of their respective properties, (B) Nationwide's Personnel in reference to actions taken by them in such capacities, or (C) the Stockholders with respect to the Shares, nor (ii) any pending or threatened governmental investigation against any of the foregoing which, if adversely determined could, in any one case or in the aggregate, have a material adverse effect on the Nationwide Business. There are no decrees, injunctions or orders of any court or governmental department or agency outstanding against the Acquired Corporations or against the Stockholders with respect to the Shares.

                  (u) Compliance with Laws; Permits. The Acquired Corporations have complied in all material respects with all applicable statutes, regulations, orders, ordinances and other laws of the United States, all state, local and foreign governments and other governmental bodies and authorities, and agencies of any of the foregoing to which they are subject. Neither of the Acquired Corporations has received any notice to the effect that, or otherwise been advised that, it is not in compliance with any of such statutes, regulations and orders, ordinances, other laws or undertakings, and the Stockholders have no reason to anticipate that any past or presently existing practices, activities or circumstances are likely to result in violations of any such regulations which could, in any one case or in the aggregate, cause a material loss to the Nationwide Business or otherwise have a material adverse effect on the Nationwide Business. Except for matters generally known to the public at large, to the best of the Stockholders' knowledge, there is not presently pending any proceeding, hearing or investigation with respect to the adoption of amendments or modifications to existing laws or ordinances, regulations or restrictions which, if adopted, would materially adversely affect the Nationwide Business. The Acquired Corporations have duly filed all reports and returns required to be filed by them with governmental authorities and obtained all Permits which are required in connection with their businesses and operations. The Acquired Corporations are in compliance with all terms and conditions of all required Permits. All Permits are in full force and effect, and no proceedings for the suspension or cancellation of any Permit is pending or threatened.

                  (v) No Brokers. Except for the agreement providing for compensation to JDK & Associates, Inc. as described in the Nationwide Disclosure Letter, which shall be Haidl's sole responsibility, neither the Acquired Corporations nor any Stockholder has entered into any agreement, arrangement or understanding with any person or firm which will result in the obligation of the Acquired Corporations, Entrade or any Stockholder to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

                  (w) Illegal Payments. Neither of the Acquired Corporations nor, to the best of the Stockholders' knowledge, any employee of the Acquired Corporations has made any payment of funds of the Acquired Corporations prohibited by applicable law, and no funds of the Acquired Corporations have been set aside to be used for any payment prohibited by applicable law.

                  (x) Transactions with Certain Persons. Neither the Stockholders, any officer or director of the Acquired Corporations, any employee of the Acquired Corporations or member of any such person's immediate family is presently a party to any material transaction with the Acquired Corporations relating to the businesses of the Acquired Corporations, including, without limitation, any contract, agreement or other arrangement (A) providing for the furnishing of services by, (B) providing for the rental of real or personal property from, or (C) otherwise requiring payments to (other than for services as officers, directors or employees of the Acquired Corporations) any such person or corporation, partnership, trust or other entity in which any such person has a substantial interest as a shareholder, officer, director, trustee or partner.

                  (y) Minute Books and Stock Transfer Books. The minute books and stock transfer books of the Acquired Corporations are correct, complete and current in all material respects.

                  (z) Disclosure. No representation or warranty made by the Acquired Corporations or the Stockholders in this Agreement or in any Other Nationwide Document or Other Stockholder Document, or in the Nationwide
Disclosure Letter, or in any of the exhibits or schedules to any of the foregoing, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not false or misleading.

         SECTION 5.        REPRESENTATIONS AND WARRANTIES OF ENTRADE .

                  Except as set forth in the disclosure letter delivered to the Stockholders at or prior to the execution hereof (the "Entrade Disclosure
Letter") or as reflected in the Entrade Reports (as hereinafter defined), Entrade hereby represents and warrants to the Stockholders as follows:

                  (a) Authority. This Agreement and all other agreements, documents and instruments set forth on Exhibit 5(a) and contemplated to be executed by Entrade in connection with this Agreement (the "Other Entrade Documents") and the transactions contemplated herein and therein have been duly approved by all necessary corporate action on the part of Entrade. This Agreement and the Other Entrade Documents have been duly executed and delivered by Entrade and constitute the legal, valid and binding agreements of Entrade, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting or relating to the enforcement of creditors' rights generally and the availability of equitable remedies, including specific performance.

                  (b) Consents, No Conflicts, Etc. Neither the execution and delivery of this Agreement or the Other Entrade Documents, the consummation of the transactions contemplated herein or therein, nor compliance by Entrade with any of the provisions hereof or thereof will: (i) violate or conflict with the certificates of incorporation, by-laws or other organizational documents of Entrade or any of its Subsidiaries (as hereinafter defined), (ii) violate, conflict with, result in a breach of, constitute a default (or an event which with the giving of notice or lapse of time or both would constitute a default) under, or result in the acceleration of payment or performance under, or termination of, any note, bond, mortgage, indenture, deed of trust, license, agreement, or any other instrument or obligation to which Entrade or any of its Subsidiaries is a party, or by which Entrade or any of its Subsidiaries or any of their respective assets or properties may be bound or affected, (iii) result in the creation of any Encumbrance upon any of the assets or properties of Entrade or any of its Subsidiaries, (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Entrade or any of its Subsidiaries or any of their respective assets or properties or (v) require the consent, approval, permission or other authorization of or qualification or filing by or with any court, arbitrator or governmental, administrative or self-regulatory authority, except for any Approvals set forth in the Entrade Disclosure Letter or the Entrade Reports.

                  (c) Organization, Good Standing and Capitalization of Entrade and each of its Subsidiaries. Entrade and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Entrade and each of its Subsidiaries has all requisite corporate power to carry on its respective business as it is now being conducted and is duly qualified to do business as a foreign corporation in each jurisdiction where the failure to be qualified would have a material adverse effect on it. The authorized capital stock of Entrade consists of 40,000,000 shares of Common Stock, no par value, of which 12,298,817 shares are issued and outstanding, and 4,000,000 shares of Preferred Stock, $1,000 par value, of which no shares are outstanding. Except as set forth in the Entrade Disclosure Letter or the Entrade Reports, Entrade owns directly or indirectly all of the outstanding shares of capital stock of each of
Entrade's Subsidiaries, free and clear of all liens, pledges, security interests, claims or other encumbrances, other than liens imposed by local law which are not material. All of the outstanding shares of capital stock of Entrade and each of its Subsidiaries have been duly authorized and are validly issued, fully paid and nonassessable. Except as set forth in the Entrade Disclosure Letter or the Entrade Reports, there are no existing options, warrants, calls or commitments of any character whatsoever, or agreements to grant the same, relating to Entrade or any of its Subsidiaries' capital stock, and neither Entrade nor any of its Subsidiaries has any outstanding securities convertible into or exchangeable or exercisable for any shares of its capital stock or any options, warrants, calls or commitments of any character whatsoever with respect to the issuance of such convertible securities. Except as set forth in the Entrade Disclosure Letter or the Entrade Reports, neither Entrade nor any of its Subsidiaries holds any capital stock, options, warrants, calls or other equity interests or any convertible securities in any other enterprise.

                  (d) Organizational Documents and By-laws. Entrade has delivered to the Stockholders true, correct and complete copies of: (i) the articles of incorporation and other organizational documents of Entrade and each of its Subsidiaries and (ii) the by-laws of Entrade and each of its Subsidiaries, all certified as of a recent date by each respective corporation's Secretary.

                  (e)      SEC Documents.

                           (i)  Entrade and each of its  Subsidiaries  has filed
all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (the "SEC") (collectively, the "Entrade Reports"). As of their respective dates, the Entrade Reports (A) complied as to form in all material respects with the applicable requirements of the Securities Act of 1933 (the "Securities Act"), the Exchange Act of 1934 (the "Exchange Act"), and the rules and regulations thereunder and (B) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representation in clause (B) of the preceding sentence shall not apply to any misstatement or omission in any Entrade Report filed prior to the date of this Agreement that was superseded by a subsequent report filed prior to the date of this Agreement that specifically corrected such misstatement or omission in the applicable report, provided such subsequent report was provided to the Stockholders and the Acquired Corporations prior to the date of this Agreement. For purposes of this Agreement, the Entrade Reports shall include, without limitation, the Rule 424(b)(3) Proxy Statement/Prospectus filed with the SEC on August 20, 1999 and Entrade's Form S-4 registration statement #333-79175 effective on August 19,
1999 (including all exhibits thereto) (collectively, the "Entrade S-4 Registration Statement").

                           (ii) Each of the consolidated balance sheets included
in or incorporated by reference into the Entrade Reports (including the related notes and schedules) fairly presents the assets, liabilities, changes in stockholders' equity and consolidated financial position of Entrade and its Subsidiaries as of its date, and each of the consolidated statements of income, retained earnings and cash flows included in or incorporated by reference into the Entrade Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flow and changes in cash flow, as the case may be, of Entrade and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments that would not be material in amount or effect), in each case in accordance with GAAP, except as may be noted therein. The consolidated balance sheet of Artra Group Incorporated and the pro forma balance sheet of Entrade, both dated as of June 30, 1999 and filed with the SEC in connection with Entrade's Form 8K filing of October 6, 1999, are referred to herein together as the "Entrade Balance Sheet."

                  (f) Absence of Undisclosed Liabilities and Obligations. Neither Entrade nor any of its Subsidiaries has any liabilities or obligations of any nature (whether known or unknown and whether accrued, absolute, contingent or otherwise) except for liabilities or obligations reflected or reserved against in the Entrade Balance Sheet as of June 30, 1999 (the "Entrade Balance Sheet Date") and current liabilities incurred in the ordinary course of business since the Entrade Balance Sheet Date.

                  (g) Absence of Certain Changes or Events. Since the Entrade Balance Sheet Date there has not been any:

                           (i) change in the condition  (business,  financial or
otherwise), assets, liabilities, earnings or business of Entrade or any of its Subsidiaries, except for changes which have occurred in the ordinary course of business and which have not, individually or in the aggregate, been materially adverse to Entrade and its Subsidiaries taken as a whole;

                           (ii) (A)  change in the  number of shares of  capital
stock of Entrade or any of its Subsidiaries issued and outstanding, (B) declaration, setting aside, or payment of any dividend or other distribution (whether in cash, securities, property or otherwise) in respect of Entrade or any of its Subsidiaries' capital stock, or (C) payment to any Affiliate (as defined in Section 15 hereof) (whether in cash, securities, property or otherwise) in respect of any service fee, management fee or similar overhead charge;

                           (iii) (A) increase in the compensation  payable or to
become payable by Entrade or any of its Subsidiaries to any of their respective officers, directors, employees, independent contractors or agents (collectively "Entrade's Personnel"), other than increases in employee compensation given in the ordinary course of business, or increases in compensation to management that do no exceed, annualized with respect to any one individual, $20,000, (B) any bonus, incentive compensation, service award or other like benefit, granted, made or accrued, contingently or otherwise, to or for the credit of any Entrade's Personnel, or (C) any employee welfare, pension, retirement, profit-sharing or similar payment or arrangement made or agreed to by Entrade or any of its Subsidiaries except pursuant to the existing plans and arrangements described in the Entrade Disclosure Letter or the Entrade Reports;

                           (iv)  significant  labor  trouble,  controversies  or
unsettled grievances between Entrade or any of its Subsidiaries and any Entrade's Personnel or any collective bargaining organization representing or seeking to represent Entrade's Personnel;

                           (v)  addition  to or  modification  of  the  employee
benefit plans, arrangements or practices described in the Entrade Disclosure Letter or the Entrade Reports, other than (A) accruals or contributions made in accordance with the normal practices of Entrade and its Subsidiaries or (B) the extension of coverage to other Entrade's Personnel who became eligible after the Entrade Balance Sheet Date;

                           (vi)   mortgage,   pledge   or   subjection   to  any
Encumbrance of any of Entrade's or its Subsidiaries' assets except (A) the lien of current real and personal property taxes incurred but not yet due and payable or (B) liens or obligations arising in the ordinary course of business securing obligations not yet due and payable;

                           (vii) sale,  assignment  or transfer of any assets of
Entrade or any of its Subsidiaries material, individually or in the aggregate, to the their businesses as presently conducted (hereinafter, "Entrade Business"), other than sales of inventory in the ordinary course of business;

                           (viii) waiver of any rights which,  in the aggregate,
were of substantial value to the Entrade Business, whether or not in the ordinary course of business;

                           (ix) any  cancellation or termination,  or any threat
thereof, of any contract, agreement or other instrument material to the Entrade Business;

                           (x)  liability  incurred  by  Entrade  or  any of its
Subsidiaries except immaterial liabilities incurred in the ordinary course of business consistent in both kind and amount with past practices of Entrade and its Subsidiaries;

                           (xi) any capital  expenditure or the execution of any
capital leases with respect to any aspect of the business of Entrade or its Subsidiaries, or any incurring of liability therefor, involving payments in excess of $75,000 individually or in the aggregate;

                           (xii)  borrowing  of  any  money  by  Entrade  or its
Subsidiaries or guaranteeing of any indebtedness of others;

                           (xiii) lending of any money or otherwise pledging the
credit of Entrade or any of its Subsidiaries;

                           (xiv) failure to pay any material current obligations
of Entrade or its Subsidiaries when due and payable in accordance with the respective terms of such obligations;

                           (xv)  agreement or  undertaking  by Entrade or any of
its Subsidiaries to do any of the foregoing; or

                           (xvi) other event or condition of any character which
individually or in the aggregate has materially adversely affected, or any event or condition known to Entrade which it is reasonable to expect will, individually or in the aggregate, materially adversely affect in the future, the condition (business, financial or otherwise), assets, liabilities, earnings, liquidity, prospects or business of Entrade or any of its Subsidiaries.

                  (h) Tax Matters. Entrade and each of its Subsidiaries has duly filed all tax reports and returns required to be filed by them, including all United States, state, local and foreign tax returns and reports. All tax returns and reports of Entrade and each of its Subsidiaries filed prior to the date hereof are accurate and complete in all material respects and were prepared in conformity with all applicable laws and regulations. Entrade and each of its Subsidiaries has: (i) paid in full all Taxes shown to be due on such returns and reports or any assessment, deficiency notice, 30-day letter or similar notice received by them and (ii) made adequate provision (by the establishment of reserves or otherwise) for all Taxes relating to or arising in connection with any period ending on or before the date hereof. Entrade has delivered or made available to the Stockholders true and complete copies of all tax returns and reports of Entrade and its Subsidiaries (as applicable) for the taxable years ended December 31, 1996 through December 31, 1998, together with true and complete copies of all reports, if any, of taxing authorities relating to the examination of such returns and reports. All Taxes which Entrade or any of its Subsidiaries has been required to collect or withhold have been duly collected or withheld and, to the extent required, have been duly paid to the proper taxing authority. Neither Entrade nor any of its Subsidiaries is a party to any pending action or proceeding by any governmental authority for the assessment of any Tax, and no claim for assessment or collection of any Tax has been asserted against Entrade or any of its Subsidiaries that has not been paid. There are no material Tax liens upon any property or assets of Entrade or any of its Subsidiaries. There are no outstanding agreements or waivers extending any statutory period of limitations applicable to any federal income tax return or other material tax return of Entrade or any of its Subsidiaries for any period.

                  (i) Accounts Receivable. Except as set forth in the Entrade Disclosure Letter or the Entrade Reports, the accounts receivable reflected on the Entrade Balance Sheet, and those thereafter acquired by Entrade or any of its Subsidiaries, represent bona fide receivables arising in the ordinary course of business, are recorded in accordance with GAAP on the books and records of the corporations and have been collected or are collectible at the aggregate gross recorded amounts thereof less, in the case of accounts receivable reflected on the Entrade Balance Sheet, the allowance for doubtful accounts set forth therein, and in the case of accounts receivable thereafter acquired, an allowance for doubtful accounts established in accordance with prior consistent practices of Entrade and its Subsidiaries. The Entrade Disclosure Letter also contains an aging schedule showing all accounts receivable of Entrade and any of its Subsidiaries that are more than 30 days past due.

                  (j) Inventories. Except as set forth in the Entrade Disclosure Letter or the Entrade Reports, the inventories reflected on the Entrade Balance Sheet, and those thereafter acquired by Entrade or its Subsidiaries, consist of items of a quality and quantity usable or saleable in the ordinary course of their respective businesses within a period of nine months at aggregate values at least equal to the aggregate values at which such items are carried on their books. The values at which such inventories are carried on the books of Entrade and its Subsidiaries reflect the normal inventory valuation policy of Entrade and its Subsidiaries, and are otherwise in accordance with GAAP and the contractual arrangements to which such inventories relate. The value of obsolete or slow-moving inventory, inventory on consignment or used for demonstration purposes and inventory of below standard quality has been written down to realizable market value in accordance with GAAP. Neither

Entrade nor any of its Subsidiaries is under any material liability or obligation with respect to the return of inventory or merchandise in the possession of its customers or any third party. The inventories of Entrade and its Subsidiaries are consistent in kind and amount with their operations in the ordinary course of business.

                  (k) Lists of Properties, Contracts and Personnel Data. The Entrade Disclosure Letter contains accurate lists and summary descriptions of the following (indicating, where applicable, each item separately with respect to Entrade and each of its Subsidiaries):

                           (i) Qualification. All jurisdictions in which Entrade
and its Subsidiaries are duly qualified to do business as foreign corporations;

                           (ii) Real Property. All real property owned of record
or beneficially by Entrade or any of its Subsidiaries and a brief description of all structures and buildings located thereon; all leases of real property to which either Entrade or any of its Subsidiaries is a party (indicating in each such case, the term of the lease and the approximate number of square feet leased); all premises occupied by Entrade and each of its Subsidiaries under rental arrangements without leases (including in each case the amount of rent and the type of occupancy); and all contracts to which either Entrade or any of its Subsidiaries is a party for the sale or purchase of real property;

                           (iii) Intellectual  Properties.  (A) All Intellectual
Properties, to the extent that the same are owned in whole or in part or used by Entrade or any of its Subsidiaries; and (B) all computer software (including without limitation, all computer programs, data bases and documentation) owned in whole or in part or used by Entrade or any of its Subsidiaries;

                           (iv)  Personal  Property.  All  items  of  machinery,
equipment, computer hardware, motor vehicles, office furniture, fixtures and similar personal property owned or leased by Entrade or any of its Subsidiaries having, in the case of any owned property, a book value in excess of $10,000, and, in the case of any leased property, annual lease payments in excess of $10,000, indicating the current depreciated book value of owned items and the terms and annual lease payments of leased items;

                           (v)  Insurance.  All  policies of  insurance in force
with respect to Entrade or any of its Subsidiaries, including, without restricting the generality of the foregoing, those covering properties, buildings, machinery, equipment, furniture, fixtures, operations and lives of, or performance of their duties by, Entrade's Personnel, including the policy numbers, names and addresses of insurers, expiration dates, descriptions and amounts of coverage and annual premiums (other than those otherwise set forth in the Entrade Disclosure Letter);

                           (vi) Other Material  Contracts.  All other  contracts
and commitments of Entrade or any of its Subsidiaries (A) which are not terminable by Entrade or its Subsidiaries on fewer than 30 days' notice without penalty; (B) involving payment or receipt by Entrade or any of its Subsidiaries of more than $75,000; or (C) materially affecting the business of Entrade or any of its Subsidiaries or involving delivery by Entrade or any of its Subsidiaries of products at less than standard prices (excluding normal trade allowances);





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



                           (vii)   Labor   Agreements.   All  labor   contracts,
employment agreements and collective bargaining agreements relating to Entrade's Personnel;

                           (viii)     Employee     Benefits.     All    employee
profit-sharing, incentive, deferred compensation, welfare, pension, retirement, group insurance and other employee benefit plans, and agreements maintained for the benefit of Entrade's Personnel (including all trust agreements), identifying which plans (if any) provide any present or former Entrade's Personnel with benefits that are due or payable after termination of employment and the number of participants in each such plan;

                           (ix)   Compensation.   The  names  of  all  Entrade's
Personnel whose current aggregate annual rates of compensation including bonuses are $25,000 or more, together with a summary (containing estimates to the extent necessary) of existing bonuses, additional compensation (whether current or deferred) and other like benefits, if any, to be paid to such persons for the fiscal year ending December 31, 1999;

                           (x)  Powers of  Attorney.  The  names of all  persons
holding powers of attorney from Entrade or any of its Subsidiaries;

                           (xi) Equity  Investments.  All marketable  securities
and other equity investments, and all other notes or other obligations evidenced by written instruments, owned by Entrade or any of its Subsidiaries;

                           (xii)  Indebtedness.  All notes,  debentures,  bonds,
letters of credit and other instruments evidencing indebtedness (including capital leases, guarantees and lines of credit) of Entrade or any of its Subsidiaries;

                           (xiii) Bank Accounts. The name of each institution in
which Entrade or any of its Subsidiaries has a bank account or safe deposit box, the number of any such account or box, and the names of all persons authorized to draw thereon or to have access thereto;

                           (xiv)  Licenses  and Permits.  All  Permits,  if any,
required to conduct the business of Entrade and its Subsidiaries, as presently conducted; and

                           (xv) Purchase Orders;  Backlog;  Capital Commitments.
All outstanding purchase orders and supply contracts of Entrade or any of its Subsidiaries in excess of $10,000 or which extend for a period of six months or longer; the sales backlog of Entrade and its Subsidiaries as of the date hereof; and all outstanding commitments of Entrade and its Subsidiaries in respect of any capital item or capital improvement in excess of $10,000.

                  (l) Copies of Documents. Entrade and each of its Subsidiaries have previously delivered or otherwise made available to Nationwide or its representatives true and complete copies of:

                           (i) all leases, agreements, contracts,  undertakings,
commitments, arrangements and plans referenced in Sections 5(k)(ii), (iv), (vi),
(vii), (viii) and (xiv);

                           (ii) all  deeds or other  evidence  of title to owned
real property referenced in Section 5(k)(ii) and copies of any title insurance policies with respect thereto;

                           (iii)  all  Intellectual   Properties  referenced  in
Section 5(k)(iii);

                           (iv) all policies of insurance  referenced in Section
5(k)(v);

                           (v) all  instruments  evidencing  a power of attorney
referenced in Section 5(k)(x);

                           (vi)  all  securities,   notes,  debentures,   bonds,
letters of credit and other instruments of indebtedness referenced in Sections 5(k)(xi) and (xii); and

                           (vii) all Permits referenced in Section 5(k)(xiv).

                  (m) Tangible Properties. Except as set forth in the Entrade Disclosure Letter or the Entrade Reports, (i) Entrade and each of its Subsidiaries has good and marketable title to all of its respective properties and assets, real, personal, tangible and intangible (including those reflected in the Entrade Balance Sheet, except as since sold or otherwise disposed of in the ordinary course of business, which sale or disposition, in any individual case or in the aggregate, has not had a materially adverse effect upon Entrade or its Subsidiaries), free and clear of all Encumbrances of any nature whatsoever, except for (A) the lien of taxes not yet due and payable, and (B) such imperfections of title and Encumbrances, if any, as do not materially detract from the value, or interfere with the present use of the properties or the Entrade Business, or otherwise materially impair the business operations of Entrade or any of its Subsidiaries; (ii) Entrade and each of its Subsidiaries has valid and enforceable leases with respect to any premises leased by it as referenced in Section 5(k)(ii) hereto, has in all material respects performed all the obligations required to be performed by it to the date hereof under said leases and possesses and quietly enjoys said premises under said leases, and such premises are not subject to any Encumbrances, easements, rights of way, building or use restrictions, exceptions, reservations or limitations that in any material respect interfere with or impair the present and continued use thereof in the usual and normal conduct of the Entrade Business; (iii) neither Entrade nor any of its Subsidiaries has received notice of violation of any applicable zoning regulation, ordinance or other law, order, regulation or requirement relating to the operations of, or owned or leased properties of Entrade or any of its Subsidiaries and neither Entrade nor any of its Subsidiaries knows of any such violation; and (iv) neither Entrade nor any of its Subsidiaries has received notice of any pending or threatened condemnation proceedings relating to any of the owned or leased properties of Entrade or any of its Subsidiaries and, so far as known to Entrade or its Subsidiaries, there are no such pending or threatened proceedings. The plants, structures, tangible properties and equipment owned, operated or leased by Entrade and its
Subsidiaries which are material to the businesses of Entrade and its Subsidiaries are in sufficient operating condition and repair for operation in the ordinary course of their business, ordinary wear and tear excepted and are in conformity in all material respects with all applicable laws, ordinances, orders, regulations and other requirements (including applicable zoning, environmental, occupational safety and health laws and regulations) presently in effect or presently scheduled to take effect.

                  (n)      Environmental Matters.

                           (i) Entrade and each of its Subsidiaries has obtained
all  permits,  licenses  and  other  authorizations  which  are  required  under
Environmental Laws. . Entrade and each of its Subsidiaries is in material compliance with all terms and conditions of the required permits, licenses and authorizations, and are also in material compliance with all other provisions of any applicable Environmental Laws. There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigations, or proceeding pending or, to the best knowledge of Entrade or its Subsidiaries, threatened against Entrade or any of its Subsidiaries relating to any Environmental Law.

                           (ii)  To the  actual  knowledge  of  Entrade  and its
Subsidiaries, there are no Hazardous Materials present on or in the soil, land, waters (including streams, ponds, ground waters and drinking waters) and ambient air (including indoor air) at the facilities and properties of Entrade or any of its Subsidiaries, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfill, land deposits, dumps, or other containers, or deposited or located in land, water, sumps, or any other part of the facilities and properties of Entrade or any of its Subsidiaries, or incorporated into any structure therein or thereon.

                           (iii) There has been no Release, or, to the knowledge
of Entrade or its Subsidiaries, threat of Release of any Hazardous Materials at or from the facilities and properties of Entrade or any of its Subsidiaries, whether intentional or unintentional.

                  (o) Intellectual Properties. The Intellectual Properties referenced in Section 5(k)(iii) and listed in the Entrade Disclosure Letter, are all those used in the businesses of Entrade and its Subsidiaries. Other than as disclosed in the Entrade Disclosure Letter or the Entrade Reports no person has a right to receive a royalty with respect to any of the Intellectual Properties referenced in Section 5(k)(iii), and neither Entrade nor any of its Subsidiaries has any licenses granted by or to it or other agreements to which it is a party, relating in whole or in part to any Intellectual Properties, whether owned by Entrade or its Subsidiaries or otherwise. No other Intellectual Properties are required to permit the conduct of Entrade's or any of its Subsidiaries' businesses as now conducted or presently proposed to be conducted without conflict with the rights of others. All of the patents, trademarks, trademark registrations, trade names and copyrights listed in the Entrade Disclosure Letter are valid and in full force and effect. To the best of the knowledge of Entrade or its Subsidiaries, neither Entrade nor any of its Subsidiaries is infringing upon, or otherwise violating, the rights of any third party with respect to any Intellectual Properties. No proceedings have been instituted against or claims received by Entrade or any of its Subsidiaries, nor are any proceedings threatened alleging any such violation, nor does Entrade or any of its Subsidiaries know of any valid basis for any such proceeding or claim. To Entrade's or its Subsidiaries' knowledge, there is no infringement or other adverse claim against any of the Intellectual Properties owned or used by Entrade or any of its Subsidiaries. The computer software set forth in the Entrade Disclosure Letter are all those used in the businesses of Entrade and its Subsidiaries, and the use of such software does not violate or otherwise infringe upon the rights of any third party.

                  (p) Insurance. All policies of insurance (or renewals thereof) set forth in the Entrade Disclosure Letter are outstanding and duly in force on the date hereof. Such policies are in the amounts shown in the Entrade Disclosure Letter, and insure the plants, structures and equipment of Entrade and its Subsidiaries for their replacement values against loss, theft and destruction and insure the properties and businesses of Entrade and its Subsidiaries against such losses and risks as are required by law or any agreements to which Entrade or any of its Subsidiaries is a party. Except for the applicable deductible amounts under insurance policies described in the Entrade Disclosure Letter, neither Entrade nor any of its Subsidiaries is liable under any such insurance agreement or other such insurance arrangement as a self-insurer of its business or assets. Neither Entrade nor any of its Subsidiaries has received notice from any insurer or agent of such insurer of cancellation or termination of any insurance policy or that substantial capital improvements or other expenditures will have to be made in order to continue such insurance and, so far as known to Entrade or its Subsidiaries, no such cancellation or termination is threatened and no such improvements or expenditures are required. No claims have been made under any of the insurance policies of Entrade or any of its Subsidiaries since January 1, 1996 except as set forth in the Entrade Disclosure Letter or the Entrade Reports.

                  (q) Labor Matters. Neither Entrade nor any of its Subsidiaries has any labor contracts, collective bargaining agreements or employment agreements (oral or written) (other than oral agreements for employment "at will") with any of Entrade's Personnel or any representative of Entrade's Personnel. Except as disclosed in the Entrade Disclosure Letter or the Entrade Reports, Entrade and each of its Subsidiaries is in compliance in all material respects with all applicable laws respecting employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice and neither Entrade nor any of its Subsidiaries has experienced any work stoppage or other material labor difficulty involving its employees.

                  (r) ERISA. There are no present or former Entrade's Personnel who are entitled to any pension benefit to be paid after termination of employment other than pursuant to pension or welfare arrangements disclosed in the Entrade Disclosure Letter or the Entrade Reports. No other benefits whatsoever are payable to any present or former Entrade's Personnel after termination of employment. The Entrade Disclosure Letter includes a list of each Employee Plan that is maintained by Entrade and its Subsidiaries.

                  (s) Litigation. Except as set forth in the Entrade Disclosure Letter or the Entrade Reports, there is neither (i) any litigation, proceeding or arbitral action pending or threatened against (A) Entrade or any of its Subsidiaries or any of their respective properties, or (B) Entrade's Personnel in reference to actions taken by them in such capacities, nor (ii) any pending or threatened governmental investigation against any of the foregoing which, if adversely determined could, in any one case or in the aggregate, have a material adverse effect on the Entrade Business. There are no decrees, injunctions or orders of any court or governmental department or agency outstanding against Entrade or any of its Subsidiaries.

                  (t) Compliance with Laws; Permits. Entrade and each of its Subsidiaries has complied in all material respects with all applicable statutes, regulations, orders, ordinances and other laws of the United States, all state, local and foreign governments and other governmental bodies and authorities, and agencies of any of the foregoing to which they are subject. Neither Entrade nor any of its Subsidiaries has received any notice to the effect that, or otherwise been advised that, it is not in compliance with any of such statutes, regulations and orders, ordinances, other laws or undertakings, and Entrade has no reason to anticipate that any past or presently existing practices, activities or circumstances are likely to result in violations of any such regulations which could, in any one case or in the aggregate, cause a material loss to the Entrade Business or otherwise have a material adverse effect on the Entrade Business. Except for matters generally known to the public at large, to the best of Entrade's or its Subsidiaries' knowledge, there is not presently pending any proceeding, hearing or investigation with respect to the adoption of amendments or modifications to existing laws or ordinances, regulations or restrictions which, if adopted, would materially adversely affect the Entrade Business. Entrade and each of its Subsidiaries has duly filed all reports and returns required to be filed by them with governmental authorities and obtained all Permits which are required in connection with their businesses and operations. Entrade and each of its Subsidiaries are in compliance with all terms and conditions of all required Permits. All Permits are in full force and effect, and no proceedings for the suspension or cancellation of any Permit is pending or threatened.

                  (u) No Brokers. Except for the agreement providing for compensation to Gilford Securities Incorporated or its nominees as described in the Entrade Disclosure Letter, which shall be Entrade's sole responsibility, neither Entrade nor any of its Subsidiaries has entered into any agreement, arrangement or understanding with any person or firm which will result in the obligation of Entrade or any of its Subsidiaries to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

                  (v) Illegal Payments. Neither Entrade nor any of its Subsidiaries nor, to the best of Entrade's or its Subsidiaries' knowledge, any employee of Entrade or any of its Subsidiaries has made any payment of funds of Entrade or any of its Subsidiaries prohibited by applicable law, and no funds of Entrade or any of its Subsidiaries have been set aside to be used for any payment prohibited by applicable law.

                  (w) Transactions with Certain Persons. No officer or director of Entrade or any of its Subsidiaries, no employee of Entrade or any of its Subsidiaries and no member of any such person's immediate family is presently a party to any material transaction with Entrade or any of its Subsidiaries relating to the businesses of Entrade or any of its Subsidiaries, including, without limitation, any contract, agreement or other arrangement (A) providing for the furnishing of services by, (B) providing for the rental of real or personal property from, or (C) otherwise requiring payments to (other than for services as officers, directors or employees of Entrade or Subsidiaries) any such person or corporation, partnership, trust or other entity in which any such person has a substantial interest as a shareholder, officer, director, trustee or partner.

                  (x) Minute Books and Stock Transfer Books. The minute books and stock transfer books of Entrade and each of its Subsidiaries are correct, complete and current in all material respects. Any documentary and stock transfer tax stamps required in connection with the issuance and transfer of the capital stock of Entrade or any of its Subsidiaries has been duly affixed and canceled.

                  (y) Disclosure. No representation or warranty made by Entrade in this Agreement or in any Other Entrade Documents, or in the Entrade
Disclosure Letter, or in any of the exhibits or schedules to any of the foregoing, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not false or misleading.

         SECTION 6.        CERTAIN COVENANTS AND AGREEMENTS.

                  (a) No Negotiation. Until such time, if any, as this Agreement is terminated pursuant to Section 10, the Stockholders and the Acquired Corporations shall not, directly or indirectly, solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any person or entity (other than Entrade) relating to any transaction involving the sale of the business or assets (other than in the ordinary course of business) of either of the Acquired Corporations, or any of the capital stock of either of the Acquired Corporations, or any merger, consolidation, business combination, or similar transaction involving either of the Acquired Corporations.

                  (b) Nondisclosure.  Neither the Acquired  Corporations nor any
Stockholder will at any time after the date of this Agreement and prior to the Closing Date, directly or indirectly, divulge, furnish to or make accessible to anyone any knowledge or information with respect to any proprietary, confidential or secret processes, inventions, discoveries, improvements, formulae, plans, material, device or ideas or know-how, whether patentable or not, with respect to any proprietary, confidential or secret aspects of the Acquired Corporations' respective businesses (including, without limitation, customer lists, supplier lists and pricing arrangements with customers or suppliers); provided, however, that nothing herein shall prohibit the Acquired Corporations or the Stockholders from (i) complying with any order or decree of any court of competent jurisdiction or governmental authority, but the Acquired Corporations shall give Entrade timely notice of the receipt of any such order or decree, (ii) disclosing any information which is or becomes generally available to the public through no breach of this Agreement, or (iii) disclosing information to the extent such disclosure is made in the ordinary course of business and in a manner consistent with the prior business practices of the Acquired Corporations. The provisions of this paragraph are in addition to and not in substitution for any existing agreements among the parties with respect to confidential information, which agreements shall continue in effect in accordance with their respective terms.

                  (c) Operations in Usual Manner. From and after the date of this Agreement and until the transactions contemplated hereby are consummated or this Agreement is terminated in accordance with its terms, each of the Acquired Corporations and Entrade and its Subsidiaries:

                           (i) shall  continue  to conduct  its  business in the
ordinary course;

                           (ii)  shall  use  its  respective   best  efforts  to
preserve its business organization intact and retain the services of its key officers, employees, agents and consultants, provided that the undertaking to use "best efforts" as used in this sub-paragraph (ii) shall not require a party to pay any money or other consideration or incur any liabilities that would be unreasonable under the applicable circumstances;

                           (iii)  shall   maintain  in  full  force  and  effect
insurance policies providing coverages and amounts of coverage comparable to the coverage and amounts of coverage provided under its policies of insurance in effect on the date hereof;

                           (iv) shall not  declare or pay any  dividends  on its
capital stock or make any other distribution with respect thereto or make any payment on account of the repurchase, redemption or retirement of any shares of its capital stock or debt securities, except, with respect to Entrade and its Subsidiaries, to the extent such dividends, distributions, repurchases, redemptions or retirements are consistent with existing obligations set forth in the Entrade Disclosure Letter or the Entrade Reports, and except that the
Stockholders shall be entitled to receive Subchapter S distributions attributable to the S Period as provided in Section 1(e) hereof;

                           (v)  shall  not  incur or  guarantee  any  additional
indebtedness for borrowed money, grant any salary increase or bonus or enter into any long-term contract, except, with respect to Entrade and its Subsidiaries, to the extent set forth in the Entrade Disclosure Letter or the Entrade Reports, and except as incurred in the ordinary course of business and not, individually or in the aggregate, material to the business of the applicable party;

                           (vi)   shall   not   amend   its    certificate    of
incorporation, by-laws or any other organizational document unless, and only insofar as, such amendment is necessary to carry out the transactions contemplated by this Agreement;

                           (vii) shall take all  necessary  corporate  and other
action and shall use its best efforts to obtain all material consents and approvals required for consummation of the transactions contemplated by this Agreement, provided that the undertaking to use "best efforts" as used in this sub-paragraph (vii) shall not require a party to pay any money or other consideration or incur any liabilities that would be unreasonable in light of the nature of the consents or approvals sought;

                           (viii) shall use its best efforts to cause all of the
conditions set forth in Section
7 or 8 hereof, as applicable, to be satisfied as promptly as practicable;

                           (ix) shall promptly notify each other in writing upon
the discovery or receipt of notice of any event of default or any event which, with notice or lapse of time or both, would constitute an event of default under any material agreement to which it is a party or by which any of its property is bound or the filing of any material litigation against it or the existence of any dispute with any person that involves a reasonable likelihood of such litigation being commenced;

                           (x) shall not enter into any  agreement or instrument
which by its terms or by reasonable inference therefrom would restrict its right to perform any of its obligations pursuant to this Agreement;

                           (xi)  shall  not enter  into any  other  undertaking,
agreement or understanding not in the ordinary course of its business except as expressly contemplated hereby; and

                           (xii)  shall  provide to the other in writing as soon
as available after each monthly accounting period an unaudited consolidated and consolidating balance sheet, statement of operation and statement of changes in financial condition for such monthly period and from the beginning of its fiscal year to the end of such monthly period.

                  (d) Agreements with Key Employees. On the Closing Date, Corey Schlossmann shall execute and deliver to Entrade an employment, non-compete and nonsolicitation agreement in the form of Exhibit 6(d)(i) hereto ("Schlossmann Employment Agreement"), which shall amend and supersede any then existing employment agreements between him and the Acquired Corporations. The Acquired Corporations and the Stockholders shall use their best efforts to obtain and deliver to Entrade, on or before the Closing Date, employment, non-compete and nonsolicitation agreements in the form of Exhibit 6(d)(ii) hereto ("Employment Agreements"), executed by each of the Acquired Corporations' key employees and such other employees of the Acquired Corporations as determined by Entrade (such employees, together with Corey Schlossmann, the "Key Employees"); provided, however, that delivery of the Employment Agreements shall not be a condition to Entrade's obligation to consummate the transactions contemplated by this Agreement, and if after using their best efforts the Acquired Corporations and the Stockholders fail to obtain executed Employment Agreements from some or all of such employees, such failure shall not give rise to any liability of the Stockholders or the Acquired Corporations. As used in this paragraph, "best efforts" does not require the payment of money or other consideration to such employees.

                  (e) Further Assurances. If at any time after the Closing Date any further assignments, conveyances or assurances in law are necessary or desirable to vest, perfect or confirm of record in Entrade the title to the Shares or otherwise to carry out the provisions hereof, the Stockholders and the proper officers and directors of the Acquired Corporations shall execute and deliver any and all proper documents, instruments and powers of attorney and assurances in law, and do all things necessary or proper to vest, perfect or confirm title to the Shares in Entrade and otherwise to consummate the transactions contemplated hereby. If at any time after the Closing Date any further assignments, conveyances or assurances in law are necessary or desirable to vest, perfect or confirm of record in the Stockholders or either of them the title to any shares of Entrade's Stock or the Notes or otherwise to carry out the provisions hereof, the proper officers of Entrade shall execute and deliver any and all proper documents, instruments and powers of attorney and assurances in law, and do all things necessary or proper to vest, perfect or confirm title to the shares of Entrade's Stock in the Stockholders to the extent of their respective interests therein and to otherwise consummate the transactions contemplated hereby.

                  (f) Section 338 Election. Entrade shall not make an election under Section 338 of the Internal Revenue Code with respect to the transactions provided for herein.

         SECTION 7.        CONDITIONS TO OBLIGATIONS OF ENTRADE.

                  The obligation of Entrade to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, or the waiver by Entrade, on or prior to the Closing Date of the following conditions:

                  (a) Stockholders' and Acquired Corporations' Performance. Each of the obligations of the Stockholders and the Acquired Corporations to be performed on or before the Closing Date under the terms of this Agreement shall have been duly performed by the Closing Date, and on the Closing Date, the Stockholders and the Acquired Corporations shall have delivered to Entrade certificates to such effect.

                  (b) Representations and Warranties Correct. The representations and warranties made by the Stockholders in Section 3 hereof and by the Acquired Corporations, Don Haidl and the Haidl Trust in Section 4 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date, and on the Closing Date, the Acquired Corporations and Stockholders shall have delivered to Entrade certificates to such effect.

                  (c) Stock Certificates. On the Closing Date, each Stockholder shall have delivered to Entrade a certificate or certificates evidencing such Stockholder's Shares free and clear of all Encumbrances of any nature whatsoever, together with stock powers duly executed for transfer to Entrade.

                  (d) United States Marshals Service Dispute. Haidl shall have executed and delivered to Nationwide and Entrade an indemnification and assumption agreement in the form attached hereto as Exhibit 7(d) (the "USMS Indemnification"), with respect to issues raised by the United States Marshals Service regarding a refund of erroneously charged buyer's premiums and processing fees in the approximate amount of $300,000.00. The aforesaid indemnification and assumption of obligations shall be separate from and cumulative with Haidl's indemnification obligations under Section 9 of this Agreement.

                  (e) Release of Corporate Guaranty. Nationwide shall have been fully and unconditionally released from any and all obligations under or with respect to any guaranty agreement pursuant to which Nationwide has agreed to guaranty payment of third party loans to any of the Stockholders, except with respect to the guaranty agreements executed by PLS and ALG in favor of West America Bank, pursuant to which the companies guaranteed repayment of a $512,500.00 loan to Haidl.

                  (f) City of Industry Lease. Nationwide shall have entered into a binding amendment to the existing lease of the City of Industry property in the form attached hereto as Exhibit 7(f), granting Nationwide a right of first refusal to enter into a new lease of the subject property at the expiration of the term thereof, and further granting Nationwide a right of first refusal if the lessor thereunder proposes to sell the subject property.

                  (g) Opinion of Counsel to the Stockholders and the Acquired Corporations. There shall have been delivered to Entrade an opinion, dated the Closing Date and addressed to Entrade, of Parker, Milliken, Clark, O'Hara & Samuelian, counsel to the Acquired Corporations and the Stockholders, in the form attached hereto as Exhibit 7(g).

                  (h) Approvals and Consents. The Stockholders and the Acquired Corporations shall have obtained and shall have delivered to Entrade all requisite approvals and consents from governmental or regulatory bodies or agencies, whether federal, state, local or foreign, or pursuant to leases, mortgages, contracts, agreements, licenses or Permits, necessary for the performance of their respective obligations hereunder, including without limitation (A) the consent of the City of Benicia to the transfer of the Nationwide Shares as required by the City of Benicia Development Agreement, and
(B) all of the Approvals set forth in the Nationwide Disclosure Letter.

                  (i) Resignations. If requested by Entrade at least five days prior to the Closing Date, the Acquired Corporations shall have delivered to Entrade written resignations, effective as of the Closing Date, of each person who is a director and/or officer of the Acquired Corporations.

                  (j) Financial Condition. On the Closing Date, there shall have been no material adverse change in the financial condition, business operations or prospects, financial or otherwise, of the Acquired Corporations since the date of the Nationwide Balance Sheet and, on the Closing Date, the Acquired Corporations and the Stockholders shall have delivered to Entrade a certificate to such effect.

                  (k) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in form and substance to Entrade and its counsel.

                  (l) Other Closing Documents. The Acquired Corporations shall have delivered to Entrade all of the following documents:

                           (i) certified  copies of the resolutions duly adopted
by the Acquired Corporations' respective Boards of Directors authorizing the execution, delivery and performance of this Agreement and the Other Nationwide Documents;

                           (ii)   certified    copies   of   the   Articles   of
Incorporation and By-Laws of each of the Acquired Corporations, as in effect on the Closing Date; and

                           (iii)   such   other   documents   relating   to  the
transactions contemplated by this Agreement as Entrade or its counsel shall reasonably request.

                  (m) Schlossmann Employment Agreement. Schlossmann shall have executed and delivered to Entrade the Schlossmann Employment Agreement.

                  (n)   Non-Compete   Agreements.   Each   of   the   Individual
Stockholders shall have executed and delivered to Entrade a non-compete agreement (a "Non-Compete Agreement") in the form of Exhibit 7(n) hereto.

                  (o) Registration Rights Agreement. Entrade and each of the Stockholders shall have executed and delivered to each other a stock restriction and registration rights agreement (the

"Registration Rights Agreement") in the form of Exhibit 7(o) hereto, with respect to the shares of Entrade's Stock received by the Stockholders hereunder.

                  (p) JDK Agreement. Haidl shall have entered into an agreement with JDK Associates, Inc. and Joe Kowal (together, "JDK") in the form of Exhibit 7(p)(i) hereto, pursuant to which JDK agrees to be bound by the Registration Rights Agreement, and Haidl shall have executed and delivered to Entrade an Indemnification Agreement with respect to JDK's obligations, in the form of
Exhibit 7(p)(ii) hereto.

         SECTION 8. CONDITIONS TO OBLIGATIONS OF THE STOCKHOLDERS AND THE ACQUIRED CORPORATIONS.

                  The obligations of the Stockholders and the Acquired Corporations to consummate the transactions contemplated hereby shall be subject to the fulfillment, or the waiver by the Acquired Corporations and the Stockholders or their representative, on or prior to the Closing Date of the following conditions:

                  (a) Entrade's Performance. Each of the obligations of Entrade to be performed on or before the Closing Date under the terms of this Agreement shall have been duly performed by the Closing Date, and on the Closing Date, Entrade shall have delivered the Acquisition Price to the Stockholders in accordance with the provisions of Section 1 hereof.

                  (b) Registration Rights Agreement. Entrade and each of the Stockholders shall have executed and delivered to each other the Registration Rights Agreement.

                  (c) Representations and Warranties Correct. The representations and warranties made by Entrade in Section 5 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date, and on the Closing Date, Entrade shall have delivered to the Stockholders a certificate to such effect.

                  (d) Approvals and Consents. Entrade shall have obtained and shall have delivered to the Stockholders and the Acquired Corporations all requisite approvals and consents from governmental or regulatory bodies or agencies, whether federal, state, local or foreign, or pursuant to leases, mortgages, contracts, agreements, licenses or Permits, necessary for the performance of its obligations hereunder, including without limitation, all of the Approvals set forth in the Entrade Disclosure Letter.

                  (e) Financial Condition. On the Closing Date, there shall have been no material adverse change in the financial condition, business operations or prospects, financial or otherwise, of Entrade or any of its Subsidiaries since the date of the Entrade Balance Sheet and, on the Closing Date, Entrade shall have delivered to the Stockholders and the Acquired Corporations a certificate to such effect.

                  (f) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in form and substance to the Stockholders and the Acquired Corporations and their counsel.

                  (g) Other Closing Documents. Entrade shall have delivered to the Stockholders and the Acquired Corporations all of the following documents:

                           (i) certified  copies of the resolutions duly adopted
by the Board of Directors of Entrade authorizing the execution, delivery and performance of this Agreement and the Other Entrade Documents;

                           (ii)   certified    copies   of   the   Articles   of
Incorporation and By-Laws of Entrade, as in effect on the Closing Date; and

                           (iii)   such   other   documents   relating   to  the
transactions contemplated by this Agreement as the Stockholders and the Acquired Corporations or their counsel shall reasonably request.

                  (h) Opinion of Counsel to Entrade. There shall have been delivered to the Stockholders an opinion, dated the Closing Date and addressed to the Stockholders, of Duane, Morris & Heckscher LLP, counsel to Entrade, in the form attached hereto as Exhibit 8(h).

         SECTION 9.        OBLIGATIONS OF PARTIES AFTER CLOSING.

                  (a) Directorship. Unless otherwise prohibited by law or applicable rules of the SEC or the NYSE, Entrade shall, for as long as Don Haidl owns at least 5% of the issued and outstanding shares of Entrade's Common Stock, nominate Mr. Haidl, or another person designated in writing by Mr. Haidl and reasonably acceptable to Entrade (it being agreed by Entrade that Corey Schlossmann would be an acceptable designee), to serve as a director of Entrade, and, subject to such prohibitions imposed by law or applicable rules, Entrade shall recommend such person's election as a director of Entrade to its shareholders and use its best efforts to cause such person to be elected.

                  (b) Entrade Stock Options. At the Closing, Entrade shall issue to Corey Schlossmann an option to purchase 200,000 shares of Entrade's Stock (the "Options"), under and subject to the terms and conditions of a Nonqualified Stock Option Agreement having a term of ten (10) years and otherwise substantially in the form of Exhibit 9(b) hereto (the "Option Agreement"), with the purchase price of shares of Entrade's Stock issuable thereunder fixed at $9.00 per share. The Options will vest at the Closing.

                  (c) Nationwide Balance Sheet. The Stockholders shall take all necessary action to cause KMPG Peat Marwick LLP ("Peat Marwick") to deliver to Entrade the Nationwide Balance Sheet in a form that will comply with the requirements of Regulation SX under the Securities Act, together with the related report and consent of Peat Marwick, as required under Section 1 of the Registration Rights Agreement.

                  (d) Survival of Representations and Warranties. All representations and warranties made by the Stockholders in Section 3 hereof, and all representations and warranties of the applicable parties under Sections 4(b) and 5(a) hereof (with respect to authority), under Sections 4(c) and 5(b) hereof (with respect to consents, no conflicts, etc.), or under Sections 4(o) and 5(n) hereof (relating to environmental matters), shall survive the Closing Date hereunder, and shall not terminate or expire notwithstanding any notice of any inaccuracy, breach or failure to perform not waived in writing and notwithstanding the consummation of the transactions contemplated herein with knowledge of such inaccuracy, breach or failure. All representations and warranties of the applicable parties under Sections 4(i) and 5(h) (with respect to tax matters) shall survive until the expiration of the applicable statutes of limitations for claims that might arise thereunder. All other representations, warranties and certifications contained herein shall survive the Closing Date until the earlier to occur of (i) the second anniversary of the Closing Date and
(ii) thirty (30) days after completion of the second audited fiscal year financial statement issued by Nationwide after the Closing Date, at which time they shall expire except for claims previously made with respect to breaches of such representations, warranties and certifications.

                  (e) Stockholders' Agreements to Indemnify. Haidl and the Haidl Trust shall jointly and severally indemnify and hold harmless Entrade and the Acquired Corporations against and in respect of any and all liabilities, losses, damages, deficiencies, costs, or expenses (including, without limitation, the reasonable fees and expenses of counsel) (collectively "Entrade's Losses") resulting from any misrepresentation or breach of representation or warranty by Haidl, the Haidl Trust and/or the Acquired Corporations in Sections 3 or 4 hereof or certification with respect thereto in Section 7(b) hereof, or the nonfulfillment of any agreement, covenant or obligation made by Haidl, the Haidl Trust and/or the Acquired Corporations in this Agreement, the Other Stockholder Documents, or the Other Nationwide Documents executed and delivered by Haidl, the Haidl Trust and/or by the Acquired Corporations in connection herewith. Schlossmann and the Schlossmann Trust shall jointly and severally indemnify and hold harmless Entrade and the Acquired Corporations against and in respect of any and all Entrade's Losses resulting from any misrepresentation or breach of representation or warranty by Schlossmann and/or the Schlossmann Trust in
Section 3 hereof or certification with respect thereto in Section 7(b) hereof, or the nonfulfillment of any agreement, covenant or obligation made by
Schlossmann  and/or  the  Schlossmann  Trust  in  this  Agreement  or the  Other
Stockholder Documents executed and delivered by Schlossmann and/or the Schlossmann Trust in connection herewith.

                  (f) Entrade's Agreement to Indemnify. Entrade shall indemnify and hold harmless the Stockholders against and in respect of any and all liabilities, losses, damages, deficiencies, costs, or expenses (including, without limitation, the reasonable fees and expenses of counsel) (collectively "Stockholders' Losses") resulting from any misrepresentation or breach of representation or warranty in Section 5 hereof or certification with respect thereto in Section 8(e) hereof, or the nonfulfillment of any agreement, covenant or obligation made by Entrade in this Agreement or the Other Entrade Documents executed and delivered by Entrade in connection herewith.

                  (g) Limitations on Liability of Stockholders. The Stockholders shall not be liable under this Section 9 for Entrade Losses if such Entrade Losses in the aggregate are less than $125,000. If the aggregate amount of Entrade Losses exceed $125,000, then Entrade may only claim indemnification from the Stockholders for the amount of such Entrade Losses in excess of the first $125,000. In no event shall the obligation of Haidl and the Haidl Trust for any Entrade Losses exceed in the aggregate an amount equal to $10,800,000 plus all amounts (other than interest) paid to the Stockholders under the Term Notes; provided, however, that nothing contained in this Section 9(g) shall be deemed to affect or otherwise limit the absolute obligation of Haidl and the Haidl Trust to perform all of their respective covenants and obligations (i) under this Agreement, (ii) under the Registration Rights
Agreement and the Non-Compete Agreement, and (iii) under the other agreements referred to in this Agreement. In no event shall the obligation of Schlossmann and the Schlossmann Trust for any Entrade Losses exceed in the aggregate an amount equal to $1,080,000 plus all amounts (other than interest) paid to them under the Term Notes; provided, however, that nothing contained in this Section 9(g) shall be deemed to affect or otherwise limit the absolute obligation of Schlossmann and the Schlossmann Trust to perform all of their respective covenants and obligations (i) under this Agreement, (ii) under the Registration Rights Agreement and the Non-Compete Agreement, and (iii) under the other agreements referred to in this Agreement.

                  (h) Limitations on Liability of Entrade. Entrade shall not be liable under this Section 9 for Stockholders' Losses if such Stockholders' Losses in the aggregate are less than $125,000. If the aggregate amount of Stockholders' Losses exceed $125,000, then the Stockholders may only claim indemnification from Entrade for the amount of such Stockholders' Losses in excess of the first $125,000. In no event shall the obligation of Entrade for any Stockholders' Losses exceed in the aggregate $10,800,000 minus all amounts (other than interest) paid to the Stockholders under the Term Notes; provided, however, that nothing contained in this Section 9(h) shall be deemed to affect or otherwise limit the absolute obligation of Entrade to perform all of its covenants and obligations (i) under the Notes in accordance with their respective terms, (ii) under this Agreement, (iii) under the Registration Rights Agreement, and (iv) under the other agreements referred to in this Agreement.

                  (i) Personal Guaranty of Trust Obligations. Schlossmann hereby irrevocably and unconditionally guarantees to Entrade the prompt payment, performance and satisfaction of all of the obligations of the Schlossmann Trust under this Agreement and the Other Stockholder Documents, and Haidl hereby irrevocably and unconditionally guarantees to Entrade the prompt payment, performance and satisfaction of all of the obligations of the Haidl Trust under this Agreement and the Other Stockholder Documents. The aforesaid guaranties are guaranties of payment and not of collection. Each of Schlossmann and Haidl hereby waives notice of the acceptance of the aforesaid guaranties and of performance or non-performance by the applicable Trust and notice of non-payment or failure to perform. It is understood and agreed by the parties that the trustees of the Trusts, acting solely in their capacity as trustees, shall not be personally liable for the obligations of the Trusts under this Agreement or the Other Stockholder Documents, except as may be expressly provided in the applicable Trust instruments.

                  (j) Claims for Indemnification. If any party hereto believes it has suffered or incurred any Loss such party (the "Indemnified Party") shall so notify the party or parties believed to be responsible for such Loss (collectively, the "Indemnifying Party") promptly in writing describing such Loss, the amount thereof, if known, and the method of computation of such Loss, all with reasonable particularity and containing a reference to the provisions of this Agreement or any document delivered pursuant hereto in respect of which such Loss shall have occurred. If any action at law or suit in equity is instituted by or against a third party with respect to which any party hereto intends to claim any liability or expense as a Loss hereunder, the Indemnified Party shall promptly notify the Indemnifying Party of such action or suit. The Indemnifying Party shall be entitled, at its own expense, to assume control of the defense or settlement of any matter for which indemnification is sought hereunder and the parties agree to cooperate in any such defense or settlement and to give each other full access to all information relevant thereto. The Indemnifying Party shall not be obligated to indemnify the other party hereunder for any settlement entered into without the Indemnifying Party's prior written consent, which consent shall not be unreasonably withheld or delayed.

         SECTION 10.       TERMINATION; EXPENSES.

                  (a) Termination. This Agreement may be terminated prior to the Closing as follows:

                           (i) at any  time by the  mutual  written  consent  of
Entrade and the Stockholders;

                           (ii)  by   Entrade   upon   written   notice  to  the
Stockholders if a material breach of a warranty or representation or covenant made by the Acquired Corporations or any Stockholder shall have occurred and such breach shall not have been cured, or is not capable of being cured, within 30 days after notice of the existence thereof shall have been given by Entrade (but in any event prior to the Closing Date);

                           (iii) by the  Stockholders  upon  written  notice  to
Entrade if a material breach
of a warranty or representation or covenant made by Entrade shall have occurred and such breach shall not have been cured, or is not capable of being cured, within 30 days after notice of the existence thereof shall have been given by the Stockholders (but in any event prior to the Closing Date);

                           (iv)  by   Entrade   upon   written   notice  to  the
Stockholders if a materially adverse change in the business, financial condition or prospects of the Acquired Corporations shall have occurred or shall have become known to Entrade after the date hereof and on or prior to the Closing Date;

                           (v)  by   Entrade   upon   written   notice   to  the
Stockholders if any material litigation not disclosed in the Nationwide Disclosure Letter shall be pending or threatened against the Stockholders or the Acquired Corporations after the date hereof and on or prior to the Closing Date;

                           (vi) by the  Stockholders if any material  litigation
not disclosed in the Entrade Disclosure Letter or the Entrade Reports shall be pending or threatened against Entrade or any of its Subsidiaries after the date hereof and on or prior to the Closing Date; and

                           (vii) by  either  party  upon  written  notice to the
other if the Closing shall not
have occurred by October 15, 1999.

                  (b) Expenses. Each of the parties to this Agreement shall bear the expenses incurred by it in connection with the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, provided, however, that the expenses of the Stockholders and Nationwide shall be paid by or at the direction of Nationwide subject to the provisions of
Section 1(e) hereof. .

         SECTION 11.       WAIVER.

                  Any of the terms or conditions of this Agreement may be waived at any time and from time to time in writing by the party entitled to the benefits thereof without affecting any other terms or conditions of this Agreement.

         SECTION 12.       NOTICES, ETC.

                  All notices, requests, demands and other communications hereunder shall be in writing, and shall be deemed to have been duly given, if delivered in person or by courier, telegraphed, telexed or by facsimile transmission or mailed by certified or registered mail, postage prepaid:

         If to the Acquired
         Corporations:                      Nationwide Auction Systems
                                            13005 East Temple Avenue
                                            City of Industry, CA 91746
                                            Telecopier: (626) 961-4041
                                            Attn: Don Haidl, President

         If to Haidl or the Haidl
         Trusts:                            c/o Don Haidl
                                            3420 Via Oporto, Suite 204
                                            Newport Beach, CA 92663-3938

         If to Schlossmann or the
         Schlossmann Trust:                 c/o Corey Schlossmann
                                            6719 Sale Avenue
                                            West Hills, CA 91307

         With a copy, with respect
         to each of the above, to:      Parker, Milliken, Clark,  O'Hara
                                        & Samuelian
                                        ARCO Center, 27th Floor
                                        333 South Hope Street
                                        Los Angeles, CA 90071
                                        Telecopier:       (213) 683-6669
                                        Attn: Richard D. Robins, Esquire

         If to Entrade:                 Entrade Inc.
                                        500 Central Avenue
                                        Northfield, IL  60093
                                        Telecopier:       (847) 441-6959
                                        Attn: Mark Santacrose, President and
                                       Chief Executive Officer

         With a copy to:                Duane, Morris & Heckscher, LLP
                                        One Liberty Place
                                        Philadelphia, PA 19103
                                        Telecopier: (215) 979-1020
                                         Attention: Sheldon M. Bonovitz, Esquire

Any party may, by written notice to the other, change the address to which notices to such party are to be delivered or mailed.


         SECTION 13.       ENTIRE AGREEMENT; AMENDMENT.

         This Agreement and the other agreements referred to herein and entered into in connection herewith set forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersede all prior agreements, arrangements and understandings relating to the subject matter hereof. No representation, promise, inducement or statement of intention has been made by the Stockholders, the Acquired Corporations, or Entrade which is not embodied in this Agreement or the other agreements referred to herein and entered into in connection herewith, the Exhibits hereto, or the written statements, certificates or other documents delivered pursuant hereto, and neither the Stockholders and the Acquired Corporations nor Entrade shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not so set forth. This Agreement may be amended or modified only by a written instrument executed by Entrade, the Acquired Corporations and the Stockholders or by their successors and assigns.

         SECTION 14.       GENERAL.

         This Agreement: (i) shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the choice of law principles thereof; (ii) shall inure to the benefit of and be binding upon the successors and assigns of Entrade, the Acquired Corporations and Stockholders, nothing in this Agreement, expressed or implied, being intended to confer upon any other person any rights or remedies hereunder; and (iii) may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. A facsimile of an executed copy of this Agreement shall have the same force and effect as an original executed copy. No party may assign his or its rights hereunder without the prior written consent of the other parties hereto. The section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 15.       DEFINED TERMS.

         As used in this Agreement, the following terms shall have the meanings set forth below:

                  Affiliate. An individual, corporation, partnership, trust, joint venture or other entity or person that is in control of, controlled by or under common control with the applicable party.

                  Approvals. The governmental and regulatory approvals required prior to the consummation of the transactions contemplated in this Agreement.

                  Closing. The closing of the purchase and sale of the Shares pursuant to this Agreement.

                  Closing Date. The date on which the Closing shall take place.

                  Non-Compete Agreement. The Non-Compete Agreement to be entered into by the Individual Stockholders pursuant to Section 7(j) hereof, in the form of Exhibit 7(j) hereto.

                  Other Nationwide Documents. As defined in Section 4(b) of this Agreement.

                  Other Entrade Documents. As defined in Section 5(a) of this Agreement.

                  Other Stockholder Documents. As defined in Section 3(b) of this Agreement.

                  Registration   Rights  Agreement.   The  Registration   Rights
Agreement to be entered into among Entrade and the Stockholders on the Closing Date pursuant to Sections 7(k) hereof, in the form of Exhibit 7(k) hereto.

                  Stockholders. The persons listed on Exhibit l(a) hereto who collectively own all of the issued and outstanding Common Stock of the Acquired Corporations.

                  Subsidiaries. Any corporation or other organization, whether incorporated or unincorporated, of which a party directly or indirectly owns or controls at least eighty percent (80%) of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such party is a general partner or manager. References in this Agreement to "Subsidiaries of Entrade" or "Entrade and each of its Subsidiaries" shall mean the Entrade Subsidiaries entrade.com, Inc. and ARTRA Group Incorporated, which are both Pennsylvania corporations.

                  Shares. The shares of Common Stock of the Acquired Corporations being conveyed and acquired by Entrade hereunder, representing all of the issued and outstanding shares of Common Stock of the Acquired Corporations.

                  Tax.  As defined in Section 4(i) of this Agreement.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement the day and year first above written.


                                            ENTRADE INC.


                                            By: /s/ John G. Hamm
                                                -------------------------------
                                                 Title: Executive Vice President

                                            PUBLIC LIQUIDATION SYSTEMS, INC.


                                            By: /s/ Don Haidl
                                                -------------------------------
                                                 Title: President/CEO

                                            ASSET LIQUIDATION GROUP, INC.


                                            By:  /s/ Don Haidl
                                                -------------------------------
                                                 Title: President/CEO

                                            STOCKHOLDERS:


                                            /s/ Don Haidl
                                            -----------------------------------
                                            DON HAIDL


                                            /s/ Corey P. Schlossmann
                                            -----------------------------------
                                            COREY P. SCHLOSSMANN

                                            CAPITAL DIRECT 1999 TRUST


                                            By:/s/ Peggy Haidl
                                            -----------------------------------
                                                  PEGGY HAIDL, Trustee

                                            CORE CAPITAL IV TRUST


                                            By:/s/ Peggy Haidl
                                            -----------------------------------
                                                  PEGGY HAIDL, Trustee

                                 CLOSING LETTER

                  The undersigned parties agree that the Stock Purchase Agreement ("SPA") dated as of October 15, 1999 by and among ENTRADE INC., DON HAIDL, COREY P. SCHLOSSMANN, PEGGY HAIDL as trustee of the CAPITAL DIRECT 1999 TRUST and as trustee of the CORE CAPITAL IV TRUST, PUBLIC LIQUIDATION SYSTEMS, INC. and ASSET LIQUIDATION GROUP, INC. is amended and modified by this Closing Letter as provided below.

                  This Closing Letter is being delivered by each of the parties to the SPA in order to facilitate the closing of the transactions contemplated in the SPA. This Closing Letter is deemed delivered concurrently with the delivery of the SPA by the parties thereto and the terms of this Closing Letter shall supplement and supercede any provisions in the SPA to the contrary. To the extent of any inconsistency in the provisions of the SPA and this Closing Letter, the provisions of this Closing Letter shall control. The definitions contained in the SPA are incorporated herein by this reference.

         1. Associates Commercial Corporation and Associates Leasing, Inc. (together "Associates") currently does business as a consignor with Nationwide. Associates has filed UCC-1 financing statements in the States of California and Missouri. Although the intent of the financing statements is to provide Associates with security interests in goods consigned or bailed to Nationwide by Associates, the current filed financing statements are broader and cover the inventory, equipment and other items reflected on the example attached hereto as
Exhibit 1 to this Closing Letter.

         2. Associates has provided a letter to Nationwide, a copy of which is attached hereto as Exhibit 2. Entrade and Nationwide on the one hand and Haidl on the other hand will each use their best efforts to cause Associates to file modified UCC's in accordance with Exhibit 2 to this Closing Letter.

         3. Nationwide currently has outstanding various bonds (the "Bonds") which are set forth on the Schedule attached as Exhibit 3. Haidl has personally guaranteed most of such Bonds.

         4. Entrade is willing to proceed to close the transactions contemplated by the SPA if Haidl agrees to indemnity and hold Entrade and Nationwide harmless as provided in paragraph 5 below. Haidl is willing to proceed to close the transactions contemplated by the SPA if Entrade and Nationwide agree to remove Haidl as a guarantor on the Bonds and hold Haidl harmless as provided in paragraph 6 below.

         5. Haidl agrees that he will indemnity and hold harmless Entrade from any Entrade Losses resulting from Associates' not filing the modified UCC's as provided in paragraph 2 and Associates thereafter being deemed to have a security interest in assets owned by Nationwide as a result of any of the UCC-1 financing statements referred to in Exhibit 1 to this Closing Letter. This indemnity will apply notwithstanding any reference to the Associates UCC-1's referenced in the Nationwide Disclosure Letter.

         6. Entrade and Nationwide jointly and severally covenant to Haidl that promptly after the Closing, they will use their best efforts to obtain releases of Haidl as a guarantor (i) from any of the Bonds for which Haidl is a guarantor, (ii) from his guaranty to Imperial Bank, and (iii) from his guaranty to Regions Bank. Any losses or costs suffered by Haidl as a result of a breach of this covenant shall not be limited by any provision otherwise limiting losses as set forth in the SPA.

         7.  The  covenants,   representations   and  warranties   contained  in
Paragraphs 5 and 6 of this closing letter shall not be subject to the $125,000 thresholds which are set forth in Sections 9(g) and 9(h) of the SPA.

         8. The parties have agreed that the $14,000,000 of Term Notes shall be dated October 15, 1999, but interest at 8% per annum will be calculated on such amount for the period from October 1, 1999 through October 15, 1999 and such amount (the "15 Day Interest Amount") will be paid by Entrade as the obligor under the Term Notes and, unless waived by the Stockholders, the Notes will be modified as necessary to provide for such interest payment. To the fullest extent possible, the 15 Day Interest Amount shall be deemed earned over the life of the Notes and, in any event, no payment under the Notes shall be made to the extent it exceeds any applicable usury limit. The amount of interest calculated in the preceding sentence shall by paid at the same time as and be in addition to the first Note interest payment due January 1, 2000.

         9. The  parties  agree that with  respect to the proviso  contained  in
Section 9(h) of the SPA relating to Limitation on Liability of Entrade, the reference to the absolute obligation of Entrade to perform all of its covenants and obligations under the Notes means that the Notes constitute obligations and liabilities of Entrade independent of the SPA and are not subject to any limitation on Entrade's liability pursuant to Section 9(h) of the SPA. Thus, for example, any non-payment of interest or principal under the Notes can give rise to a claim for any amounts due on account of a breach or non-performance under the Notes to the extent provided in the Notes and there is no offset for the first $125,000 of losses or any limitation on the liability of Entrade based on
Section 9(h) of the SPA.

         10. This Closing Letter and each provision hereof was negotiated by each of the parties and neither this closing letter nor any provision of it shall be interpreted for or against any party on the basis the party or its attorney drafted the closing letter or any provision thereof. This Closing Letter may be executed in two or more counterparts each of wich shall be deemed an original but all of which together shall constitute one and the same instrument. A facsimile of an executed copy of this Closing Letter shall have the same force and effect as an original executed copy.

ENTRADE INC.



By:  /s/ Mark Santacrose
     --------------------------
        Title:  President

PUBLIC LIQUIDATION SYSTEMS, INC.


By:  /s/ Don Haidl
     --------------------------
        Title:  President/CEO

ASSET LIQUIDATION GROUP, INC.


By:  /s/ Don Haidl
     --------------------------
        Title:  President/CEO

STOCKHOLDERS:



/s/ Don Haidl
-------------------------------
DON HAIDL



/s/ Corey P. Schlossmann
-------------------------------
COREY P. SCHLOSSMANN

CAPITAL DIRECT 1999 TRUST


By: /s/ Peggy Haidl
-------------------------------
       PEGGY HAIDL, Trustee

CORE CAPITAL IV TRUST

By:  /s/ Peggy Haidl
-------------------------------
        PEGGY HAIDL, Trustee